Exhibit 4.14





                           PERRY DISTRIBUTORS, INC.



                                  401(k) PLAN



           (As Amended and Restated Effective as of January 1, 2001)


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                           PERRY DISTRIBUTORS, INC.
                                  401(k) PLAN



                               TABLE OF CONTENTS

                                                                                                               Page

ARTICLE 1 THE PLAN'S ESTABLISHMENT................................................................................1
   1.1     Plan Sponsor...........................................................................................1
   1.2     Employer...............................................................................................1
   1.3     The Plan...............................................................................................1
   1.4     Effective Date.........................................................................................1
   1.5     Funding and the Fund Fiduciary.........................................................................2
   1.6     Plan Year..............................................................................................2
   1.7     Administrator..........................................................................................2

ARTICLE 2 GLOSSARY................................................................................................2
   2.1     General Definitions....................................................................................2

ARTICLE 3 PLAN MEMBERSHIP........................................................................................13
   3.1     Active Membership and Covered Service.................................................................13
   3.2     Eligibility Status....................................................................................13
   3.3     Enrollment............................................................................................13
   3.4     Termination/Suspension of Active Membership...........................................................14

ARTICLE 4 EMPLOYMENT AND SERVICE CREDITS.........................................................................14
   4.1     Employment, In General................................................................................14
   4.2     Leave Periods, In General.............................................................................14
   4.3     Service Credit........................................................................................15
   4.4     Computation of Service Credits........................................................................16
   4.5     Service Credit For Periods of Qualified Military Service under Uniformed Services Employment and
           Reemployment Rights Act...............................................................................16

ARTICLE 5 PLAN CONTRIBUTIONS.....................................................................................17
   5.1     Definitions Applicable to Contributions...............................................................17
   5.2     Elective Contributions................................................................................20
   5.3     Matching Contributions................................................................................23
   5.4     Anti-Discrimination Limitation on Amount of Matching Contributions....................................24
   5.5     Special Contributions.................................................................................25
   5.6     Nonelective Contributions.............................................................................25
   5.7     Contributions For Periods of Qualified Military Service under Uniformed Services Employment and
           Reemployment Rights Act...............................................................................26

ARTICLE 6 PLAN ACCOUNTS AND VESTING..............................................................................26
   6.1     Member Accounts.......................................................................................26
   6.2     Suspense Account......................................................................................26
   6.3     Vesting...............................................................................................27
   6.4     Forfeitures and Their Disposition.....................................................................27

ARTICLE 7 ELIGIBILITY FOR BENEFITS...............................................................................28
   7.1     In General............................................................................................28
   7.2     Retirement Eligibility................................................................................29
   7.3     Eligibility for Death Benefits........................................................................29
   7.4     Pre-Retirement Termination Benefits...................................................................29
   7.5     Payments During Employment............................................................................29
   7.6     Restriction on Distribution of Elective Contribution and Nonelective Accounts.........................31

ARTICLE 8 BENEFIT PAYMENTS TO MEMBERS............................................................................31
   8.1     Benefit Payments, In General..........................................................................31
   8.2     Selection of Payment Date and Payment Form............................................................32
   8.3     Selection of Payment Form.............................................................................33
   8.4     Cash-Out Payments.....................................................................................35
   8.5     Direct Rollover of Eligible Rollover Distributions....................................................35

ARTICLE 9 DEATH BENEFITS.........................................................................................36
   9.1     Death After Start of Retirement Benefits..............................................................36
   9.2     Death Before Start of Retirement Payments.............................................................36
   9.3     Member's Right to Restrict Beneficiary's Election.....................................................37
   9.4     Distributions After Beneficiary's Death...............................................................37
   9.5     Cash-Outs.............................................................................................37
   9.6     Spouse's Death Benefit................................................................................37
   9.7     Death Beneficiary.....................................................................................38
   9.8     Spouse's Consent to Certain Elections.................................................................39
   9.9     Plan Years Beginning On and After January 1, 2002.....................................................39

ARTICLE 10 OTHER PROVISIONS CONCERNING CONTRIBUTIONS.............................................................39
   10.1    Limitations on Employer's Contributions...............................................................39
   10.2    Erroneous Contribution................................................................................40
   10.3    Erroneous Allocations.................................................................................40
   10.4    Limitation on Annual Additions........................................................................40
   10.5    Avoidance of Excess Annual Additions..................................................................41

ARTICLE 11 THE FUND AND INVESTMENTS..............................................................................42
   11.1    Definitions...........................................................................................42
   11.2    General Fund..........................................................................................42
   11.3    Segregated Funds......................................................................................42
   11.4    Valuation of Fund.....................................................................................43
   11.5    Insurance Policies....................................................................................44
   11.6    Member Loans..........................................................................................44

ARTICLE 12 PLAN ADMINISTRATION...................................................................................44
   12.1    Administrator's Appointment...........................................................................44
   12.2    Administrator's Resignation or Removal................................................................44
   12.3    Administrator's Powers and Duties.....................................................................44
   12.4    Limitations on Administrator's Powers and Responsibilities............................................46
   12.5    Action by the Administrator...........................................................................46
   12.6    Participation by Administrators.......................................................................46
   12.7    Agents................................................................................................46
   12.8    Allocation of Duties..................................................................................46
   12.9    Delegation of Duties..................................................................................47
   12.10   Administrator's Action Conclusive.....................................................................47
   12.11   Administrator's Compensation..........................................................................47
   12.12   Records and Reports...................................................................................47
   12.13   Reports Open to Members...............................................................................47
   12.14   Standard of Care......................................................................................47
   12.15   Information from the Employer.........................................................................47
   12.16   Liability and Indemnification.........................................................................47
   12.17   Correction of Administrative Errors...................................................................48
   12.18   Erroneous Payments....................................................................................48

ARTICLE 13 CLAIMS PROCEDURE......................................................................................48
   13.1    Claims for Benefits...................................................................................48
   13.2    Notice of Denial......................................................................................48
   13.3    Right to Reconsideration..............................................................................49
   13.4    Review of Documents...................................................................................49
   13.5    Decision by Administrator.............................................................................49
   13.6    Notice by Administrator...............................................................................49

ARTICLE 14 PROVISIONS CONCERNING SPONSOR AND EMPLOYERS...........................................................49
   14.1    Single Plan...........................................................................................49
   14.2    Powers Reserved to Sponsor............................................................................49
   14.3    Power of the Sponsor to Name an Independent Fiduciary.................................................50
   14.4    Joinder of Employers..................................................................................51
   14.5    Separate Amendments by an Employer....................................................................51
   14.6    Termination of Employer's Participation...............................................................51

ARTICLE 15 AMENDMENTS, TERMINATION AND MERGER....................................................................52
   15.1    Amendments............................................................................................52
   15.2    Consolidation, Merger or Other Transactions of Employer...............................................53
   15.3    Consolidation, Merger or Transfer of the Fund.........................................................53
   15.4    Voluntary Termination.................................................................................53
   15.5    Partial Plan Termination or Permanent Cessation of Contributions......................................53
   15.6    Payments After Termination............................................................................53

ARTICLE 16 MISCELLANEOUS.........................................................................................54
   16.1    No Diversion of Fund..................................................................................54
   16.2    Liability Limited.....................................................................................54
   16.3    Incapacity............................................................................................54
   16.4    Spendthrift Clause....................................................................................54
   16.5    Benefits Limited to Fund..............................................................................56
   16.6    Cooperation of Parties................................................................................56
   16.7    Payments Due Missing Persons..........................................................................56
   16.8    Nonguarantee of Employment............................................................................57
   16.9    Counsel...............................................................................................57
   16.10   Rules of Interpretation...............................................................................57
   16.11   Payment of Plan Expenses..............................................................................58
   16.12   Use of Electronic Media...............................................................................58
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                                  ARTICLE 1
                           THE PLAN'S ESTABLISHMENT
                           ------------------------

         1.1 Plan Sponsor. Perry Distributors, Inc., a Michigan corporation, is the Plan "Sponsor" and controls (to the extent described in other Plan provisions) this Plan's operation, amendment and termination.

         1.2 Employer. The term "Employer" means any company which adopts this Plan for the benefit of some or all of its Employees. At the Plan's Effective Date, there were no Employers other than the Sponsor. Where there is more than one Employer, the term "Employer" refers to all Employers collectively, as if they were one company, unless the context clearly indicates that each Employer is referred to separately.

         1.3 The Plan. "Plan" refers to the "Perry Distributors, Inc. 401(k) Plan," which the Sponsor established by executing this Plan Document.

            This Plan was initially established on July 1, 1993, was amended prior to this restatement, and is referred to as the "Prior Plan." References to the "Prior Plan" also include any earlier plan that is a predecessor (by amendment or transfer of assets) to the plan named above, to the extent any of those plans were in effect at the relevant time. To the extent this Plan's terms would curtail any person's rights or interests that were vested under the Prior Plan at the Effective Date, the Prior Plan's terms control.

            The Plan has been completely amended and restated herein, effective January 1, 2001, to incorporate various retroactive legal changes to comply with the requirements of the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998 as well as the Community Renewal Tax Relief Act of 2000. The Plan restatement also incorporates certain changes permitted and required under the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), which are intended as good faith compliance with EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder, generally effective January 1, 2002 as provided herein. The Plan restatement also incorporates certain clarifying and corrective changes, within the remedial amendment period for such changes.

            The Plan was frozen with respect to Employer Matching
Contributions for Pay paid or accrued on or after June 15, 2001.

            This Plan has been established pursuant to the Union Contract between the Employer and Local No. 614, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America (the "Union").

         1.4 Effective Date. The restated Plan is generally effective as of January 1, 2001, the date referred to as the "Effective Date." This Plan was initially effective as of July 1, 1993, the date referred to as the "Initial Effective Date."

         1.5 Funding and the Fund Fiduciary. Plan benefits are to be paid out of the Fund established by the Sponsor and held by the Fund Fiduciary under the terms of the Fund Document associated with this Plan. "Fund Fiduciary" means Comerica Bank, the trustee appointed as Fund Fiduciary as of the Effective Date, as well as any other trustee or insurance company which may hold Plan assets under the terms of a Fund Document in the future.

         1.6 Plan Year. The Plan Year means the 12-consecutive month period beginning January 1 and ending on December 31. However, the period beginning on November 1, 1997 and ending on December 31, 1997 shall be a short Plan Year in order to accommodate the transition from the former Plan Year of the 12-consecutive month period beginning November 1 and ending on October 31.

         1.7 Administrator. The term "Administrator" means the person responsible for the Plan's general administration and operation, as described in Article 12.

                                  ARTICLE 2
                                   GLOSSARY
                                   --------

         2.1 General Definitions. Unless a different meaning is clearly implied by the context, each of the following terms has the meaning indicated below when capitalized and used in this Plan:

"Active Employment"         Means all periods during which an individual is
                            actually working as an Employee as opposed to Employment periods constituting Leave.

"Active Member"             is defined in Section 3.3.

"Active Membership"         is defined in Section 3.1.

"Administrator"             is defined in Section 1.7.

"Adoption Agreement"        means the written agreement between the
                            Sponsor and an Employer effecting that Employer's adoption of this Plan for its Employees' benefit, as described in Section 14.4.

"Age" means an individual's age in years at his most recent birthday. An individual is deemed to have reached a given age on the day before his equivalent birthday. This term is not capitalized when used in the Plan.

"Allocation Date"           is defined in Section 5.1.

"Annual Additions"          is defined in Section 10.4.

"Authorized Leave"          disability, jury duty, military duty or
                            education. Leave is authorized if expressly approved by the Employer (or the Related Company) on an individual basis or by established personnel policy.

"Back-Pay Periods"          means any periods for which back pay (ignoring any
                            mitigation of damages) is to be provided by the Employer or a Related Company. Employment includes all Back-Pay Periods; the Employee is deemed to have rendered the services relating to that back pay period; and that the period's characterization as Active Employment or Leave is determined by the back-pay's character.

"Beneficiary"               means any person who is entitled to receive any
                            undistributed portion of a deceased Member's Plan
                            Account after the Member's death, as more particularly described in Article 9.

"Board" means the Sponsor's Board of Directors or the Board of Directors of an Employer. Unless specifically indicated otherwise, the term "Board" refers to the Sponsor's Board of Directors.

"Break"                     is defined in Section 4.4.

"Cash-Out Payment"          is defined in Section 8.4.

"Child Care Absence"        means an absence that results from (a) the
                            Employee's pregnancy, (b) the birth of the Employee's child, (c) a child's placement for adoption by the Employee and/or (d) the Employee's caring for the child immediately after that birth or placement. The Administrator may require the Employee to provide any timely information deemed necessary by the Administrator reasonably to establish that an absence qualifies as a Child
                            Care Absence and to establish that Leave period's duration.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

"Company"                   means any trade or business, whether a
                            corporation, partnership, sole proprietorship, trust or other business entity. This term is not capitalized when used in the Plan.

"Computation Period"        is defined in Section 4.3.

"Contribution Percentage"   is defined in Section 5.1.

"Controlled Employer"       means any Related Company or other company which
                            qualifies during the Limitation Year as: (A) a member of a group of companies under more than 50% common control (as described in Code ss.ss.414(b)
                            & (c), as modified by Code ss.415(h)) to which the Employer also belongs, or (B) a member of an affiliated service group (as described in Code ss.414(m)) to which the Employer belongs.

"Covered Service"           is defined in Section 3.1.

"Deferral Percentage"       is defined in Section 5.1.

"Defined Benefit Plan"      means any Tax-Qualified Plan maintained by any
                            Employer or Related Company (and, solely for the purposes of Section 10.4, any other Controlled
                            Employer) and which is not a Defined Contribution
                            Plan.

"Defined Contribution       means any Tax-Qualified Plan maintained by any
Plan"                       Employer or Related Company (and, solely for the
                            purposes of Section 10.4, any other Controlled
                            Employer) and under which separate, individual accounts are maintained for each participant's benefit.

"Disability Retirement      is defined in Section 7.2.
Date"

"Distributable Amount"      is defined in Section 7.1.

"Dollar Limit"              is defined in Section 10.4.

"Domestic Relations         is defined in Section 16.4.
Account"

"Due Date"                  is defined in Section 5.1.

"Effective Date"            is defined in Section 1.4.

"Elective Contributions"    is defined in Section 5.1.

"Elective Contribution      is defined in Section 6.1.
Account"

"Election Date"             is defined in Section 11.3.

"Eligible Employee"         is defined in Section 5.1.

"Eligibility Service"       is defined in Section 4.3.

"Eligibility Service        is defined in Section 4.3.
Credit"

"Eligibility Status"        is defined in Section 3.2.

"Employee"                  means an individual who is rendering personal
                            services to the Employer or a Related Company in the capacity of an employee under general common law principles or as a sole proprietor or partner of the Employer or a Related Company. "Employee" also means any leased employee during periods he renders services to the Employer or a Related
                            Company and is required by Codess.414(n) to be considered an Employee of that Employer or Related
                            Company. Employee status continues during Leave periods and Back-Pay Periods. An individual is not an Employee if he renders services to an Employer or Related Company only as a corporate director or an independent contractor. The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person
                            ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the code) on a substantially full time basis for a period of at least one year, and such services are under the primary direction and control of the recipient employer.
                            Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. A leased employee shall not be considered an employee of the recipient if:
                            (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3)
                            of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce. Notwithstanding anything herein to the contrary, the term "Employee" shall not include any person who is not recorded as an employee on the employment and payroll records of the Employer or Related Company, including any such person who is subsequently reclassified by a court of law or regulatory body as a common law employee of such Employer or Related Company; such individuals shall, even if reclassified as common law employees by a court of law or regulatory body, not be eligible to participate under the Plan.
                            Consistent with the foregoing, and for purposes of clarification only, the term Employee does not include any individual who performs services for the Employer or Related Company as an independent contractor, under an employee leasing arrangement, or under any other non-employee or non-payroll classification.

"Employer"                  is defined in Section 1.2.

"Employer Account"          is defined in Section 6.1.

"Employer Contributions"    is defined in Section 5.1.

"Employment"                means any period during which an individual
                            qualifies as an Employee of the Employer or a Related Company, including Leave periods and Back-Pay Periods. But, Employment does not include any period a person renders services to a Related
                            Company while that company was not a Related
                            Company or an Employer. The period from an Employee's Employment Date to his next Termination
                            Date, inclusive, is considered a separate, uninterrupted Employment period. Employment is aggregated so that a transfer directly from one
                            Employer or Related Company to another does not interrupt an Employment period, although it may interrupt Covered Service. Concurrent Employment with more than one Employer or Related Company is treated as Employment by one company.

"Employment Date"           means the first date an individual renders any
                            services as an Employee after any period when he did not qualify as an Employee. When an Employee resumes Employment after a Termination Date, a new
                            Employment Date occurs (and a new Employment period begins) on the first date he renders any services as an Employee after that Termination
                            Date.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

"Excess Aggregate           is defined in Section 5.4.
Contributions"

"Excess Contributions"      is defined in Section 5.2.

"Excess Deferrals"          is defined in Section 5.2

"5%-Owner"                  means a person who owns 5% or more of the stock,
                            capital interest or profits interest of an Employer or Related Company, determined pursuant to Code ss.416(i).

"Fund" means all assets held under the Fund Document for the purposes of the Plan, subject to the liabilities of the Plan.

"Fund Document"             means the Perry Drug Stores Master Retirement
                            Trust, by and between the Sponsor and the Fund
                            Fiduciary, and any other trust agreement with a trustee or group annuity contract with an insurance company, entered into by the Sponsor and containing the terms and conditions under which the trustee or insurance company is to hold, administer, invest and distribute any part or all of the Fund.

"Fund Fiduciary"            is defined in Section 1.5.

"General Fund"              is defined in Section 11.2.

"Hardship Withdrawal"       is defined in Section 7.5.

"Highly Compensated         is defined in Section 5.1.
Employee"

"Hire Date"                 means an individual's initial Employment Date.

"Hours" means the Hours attributable to any Employment period, determined as follows:

                                   (i) For Active Employment Periods. the
                            total hours worked by the Employee for
                            compensation during the relevant period, ignoring any premium hours (for overtime or other reasons) that are credited solely for payroll purposes.

                                   (ii) For Leave Periods. the hours the
                            Employee would have earned during the relevant portion of that Leave period if the Employee had worked his regular Active Employment work schedule. But, the Hours earned for any Paid Leave period are not to be less than those required under U.S. Department of Labor Regulations ss.ss.2530.200b-2(b)&(c), which are incorporated into this Plan by this reference.

                                   (iii) For Child Care Absences. the hours
                            the Employee would have earned during the relevant portion of that Child Care Absence if the Employee had worked his regular Active Employment work schedule or, if those hours cannot be determined, 8 Hours' credit per day.

                                   (iv) Qualified Military Service:
                            Notwithstanding any provision of this Plan to the contrary, Hours shall be credited with respect to qualified military service to the extent required under Section 414(u) of the Code.

"Hours Test"                is defined in Section 4.4.

"Initial Effective Date"    is defined in Section 1.4.

"In-Service Retirement"     is defined in Section 7.2.

"In-Service Withdrawal"     is defined in Section 7.5.

"Installments"              is defined in Section 8.3.

"Investment Adjustments"    is defined in Section 11.1.

"Latest Retirement Date"    is defined in Section 8.1.

"Leave"                     is defined in Section 4.2.

"Limitation Year"           is defined in Section 10.4.

"Lump Sum"                  is defined in Section 8.3.

"Matching Account"          is defined in Section 6.1.

"Matching Contributions"    is defined in Section 5.3.

"Maximum Annual Additions"  is defined in Section 10.4.

"Member" means any Employee who has been enrolled at any time as an Active Member or who has had an Employer Contribution made on his behalf to the Plan.

"Military                   means any absence due to the Employee's service in
Service Leave"              the U.S. Armed Forces, whether he was drafted or
                            enlisted, during the period that his re-employment rights are protected by law.

"Named Fiduciary"           is defined in Section 12.1.

"Nonelective Account"       is defined in Section 6.1.

"Nonelective                is defined in Section 5.1.
Contributions"

"Non-Highly Compensated     is defined in Section 5.1.
Employee"

"Normal Retirement Age"     is defined in Section 6.3.

"Normal Retirement Date"    is defined in Section 7.2.

"Open Enrollment Date"      is defined in Section 3.3.

"Paid Leave"                means any absence during which the Employee is
                            entitled to payments relating to the duration of that absence. Those payments include salary, wages, periodic severance pay or employee benefits provided by the Employer (or Related Company), whether paid directly by that Company or indirectly through a third-party. But, Paid Leave does not include absences for which the Employee's right to payment arises solely under government-mandated benefit programs such as workers' compensation, unemployment compensation,
                            Social Security, disability insurance laws or where the payment is unrelated to the absence period's duration.

"Pay"                       is defined in Section 5.1.

"Pay Reduction Agreement"   is defined in Section 5.2.

"Payment Date"              is defined in Section 8.1.

"Payment Form"              means the form in which a Member's benefit under
                            the Plan is paid.

"Percentage Limit"          is defined in Section 10.4.

"Person" means an individual, corporation, partnership, estate, trust or committee. This term is not Capitalized when used in the Plan.

"Plan"                      is defined in Section 1.3.

"Plan Account"              is defined in Section 6.1.

"Plan Document"             means this document, titled "Perry Distributors,
                            Inc. 401(k) Plan," including any future Document amendments. But, the term does not include the Fund Document or other associated documents.

"Plan Year"                 is defined in Section 1.6.

"Prior Plan"                is defined in Section 1.3.

"Qualified Domestic         is defined in Section 16.4.
Relations Order"

"Related Company"           means any company (other than an Employer) which
                            belongs to one or more of the following groups to which an Employer also belongs: (i) a group of companies which have at least 80% common control, as described in Code H414(b) & (c); (ii) an affiliated service group described in
                            Codess.414(m); or (iii) any other entity required to be aggregated with the Employer pursuant to regulations under Codess.414(o). But, a company has "Related Company' status only during periods when it and any Employer concurrently belong to any of these groups.

"Required                   is defined in Section 8.1.
Beginning Date"

"Required                   is defined in Section 9.2.
 Payment Date"

"Retirement"                means a Member's termination of Employment when he
                            qualifies for Retirement under Section 7.2.

"Retirement Benefits"       is defined in Section 8.1.

"Segregated Fund"           is defined in Section 11.3.

"Service Credit"            is defined in Section 4.3.

"Special Contributions"     is defined in Section 5.1.

"Special Enrollment"        is defined in Section 3.3.

"Sponsor"                   is defined in Section 1.1.

"Spouse" means the person legally married to the Member at the relevant time. "Spouse" also means any former Spouse of the Member to the extent that former Spouse is entitled to payments from the Member's Plan Account pursuant to an order determined by the Plan Administrator to be a Qualified Domestic Relations Order under Section 16.4.

"Spouse's                   is defined in Section 9.6.
Death Benefit"

"Successor Beneficiary"     is defined in Section 9.4.

"Suspense Account"          is defined in Section 6.2.

"Taxable Compensation"      means wages, salaries and professional fees paid
                            by the Employer and all Related Companies (and, for Section 10.4, all other Controlled Employers) to the Employee for his services as an Employee during the relevant period, including sales or insurance commissions, compensation based on a profits percentage, tips and bonuses, plus the Employee's elective deferrals under section 402(g) of the Code and amounts contributed or deferred by the Employee pursuant to sections 125, 132(f), or 457 of the Code. "Taxable Compensation" shall not include: (i) benefits received or made available to the Employee under a Tax-Qualified Plan (except to the extent provided in the preceding sentence);
                            (ii) contributions made on behalf of an Employee to a simplified employee pension plan to the extent they are deductible by the Employee under section 219(b) of the Code; (iii) amounts taxable to the Employee under Code section 83 in connection with nonqualified stock options or restricted property received as compensation for services and amounts realized from the disposition of stock acquired under qualified stock options;
                            and (iv) any other remuneration items eligible for special tax benefits (to the extent those tax benefits apply), such as group life insurance premiums under Code section 79, tax-sheltered annuity contributions under Code section 403(b) and health insurance premiums or benefits. This definition is to be interpreted to include all remuneration described in Treasury Regulations ss.1.415-2(d)(2)(i) and to exclude all items described in U.S. Treasury Regulations ss.1.415-2(d)(3). [This term is primarily used for determining Maximum Annual Additions; see, also, the definition of "Pay" in Section 5.1.]

"Tax-Qualified              Plan" means any deferred compensation plan
                            (including this Plan) which, at the relevant time, qualifies under Code 401, 403(a), 405(a) or
                            408(k).

"Termination Date"          means the date an Employment period ends, that is,
                            the first of the following which occurs after any Employment Date: (i) the Employee's death; (ii) the effective date of his Retirement or other resignation or dismissal from Employment by the Employer and all Related Companies; or (iii) the date a Leave period ends, if he has not returned to Active Employment by that time. A Leave period terminates on the earliest of the following dates:
                            (i) when the Employee resumes Active Employment with the Employer or a Related Company; (ii) when the Employee accepts other employment (excluding
                            U.S. military service or temporary employment during lay-off) which is not approved by the Employer or a Related Company; (iii) when the Employee resigns or is discharged; or (iv) when the recognized Leave period ends.

"Test Pay"                  means the compensation received during the Plan
                            year by the Employee from the Employer (other than compensation in the form of qualified or previously qualified deferred compensation) that is currently includible in the Employee's gross income for federal income tax purposes; provided that the Administrator may elect to include in "Test Pay" for any year the Employee's Elective
                            Contributions or may elect to use any of the alternative definitions permitted under
                            Codess.414(s) or regulations thereunder. The election shall be made on a consistent and uniform basis with respect to all Employees and all plans of the Employer for any particular year and must be made on a reasonable and consistent basis from year to year. The Administrator may in its sole discretion change this election. However, for those Plan Years permitted under regulations issued by the Secretary of Treasury, the Administrator may elect to define "Test Pay" for this Plan as items of remuneration received by the Employee for periods while the Employee is an Eligible Employee of the Plan. Test Pay in any
                            Plan Year shall not exceed $200,000 (adjusted for changes under Code section 401(a)(17) and cost-of-living increases under Codess.415(d) in effect for the Plan Year).

"Total Disability"          means an illness or injury which renders an
                            Employee totally and permanently unable to perform his usual duties satisfactorily as determined by the Administrator based on professional medical advice and any other medical evidence it deems appropriate. The Administrator may require a disabled Member to submit from time to time to medical examinations by a licensed physician
                            (selected by the Administrator) to establish his Total Disability at that time. The Member's refusal to submit to those examinations is sufficient grounds for the Administrator's determination that his Total Disability does not then exist. The Member's qualification for Social
                            Security disability benefits is sufficient evidence of his Total Disability under this Plan.

"Union" means Local No. 614, Affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America.

"Union Contract"            means the Agreement between the Employer
                            and the Union effective for the period June 1, 1993 through May 31, 1996 and any successor agreement between the Union and the Employer which requires the Employer to make contributions to this Plan for the benefit of its employees who belong to the Union.

"Valuation Date"            is defined in Section 11.1.

"Vesting Break"             is defined in Section 4.4.

"Vesting Service"           is defined in Section 4.3.


                                  ARTICLE 3
                                PLAN MEMBERSHIP
                                ---------------

         3.1 Active Membership and Covered Service. Active Membership, that is, the opportunity to accrue Plan benefits, is only available to an Employee while he is in "Covered Service" after his enrollment. An Employee is in "Covered Service" (whether or not he has been enrolled) during any of his Employment periods after the Effective Date, except:

              (a) periods when he is not a member of the Union;

              (b) periods for which the Employer is not required by the Union Contract to make contributions to this Plan on the Employee's behalf;

              (c) periods when he is employed by a Related Company but he is not employed by the Employer;

              (d) periods when he either is not an Employee; he is not employed by the Employer; or his employer no longer qualifies as an "Employer."

         3.2 Eligibility Status. An Employee has "Eligibility Status, that is, he is eligible for enrollment or re-enrollment as an Active Member, at any time he meets all of the following requirements:

              (a) he is in Covered Service;

              (b) he has reached age 21;

              (c) he has at least one year of Eligibility Service Credit.

         3.3 Enrollment.

              (a) Regular Enrollment. An Employee will automatically be enrolled as an Active Member on the earlier of the first day of the Plan Year or the "Open Enrollment Date" immediately following his attainment of Eligibility Status, provided he enters into a valid Pay Reduction Agreement (and complies with any other enrollment procedures established by the Administrator) by the first day of the first pay period beginning after that Date. Before January 1, 1998, the Open Enrollment Dates are each November, February, May and August 1st. Effective January 1, 1998 and thereafter the Open Enrollment Dates are each January, April, July, and October 1st. Notwithstanding the preceding, the Enrollment Date provisions which applied before January 1, 1998 shall continue to apply to an Employee who was employed before said effective date, if the prior participation provisions are more favorable to the particular Employee.

              (b) Special Enrollment. Each of the following Employees will be enrolled as Active Members on the Special Enrollment Date indicated below, if he then has Eligibility Status and enters into a valid Pay Reduction Agreement (and complies with any other enrollment procedures established by the Administrator) by the first day of the first pay period beginning after that
Date:

                  (i) in the case of an Employee who was in Covered Service on May 31, 1993 and who continues to be in Covered Service on July 1, 1993, his Special Enrollment Date is July 1, 1993, whether or not he then has Eligibility Status;

                  (ii) in the case of an Employee who was ineligible for Active Membership on the first Open Enrollment Date occurring after he had Eligibility Status solely because he was not then in Covered Service, his Special Enrollment Date is the first date he enters Covered Service after that Open Enrollment Date;

                  (iii) in the case of a Member whose Active Membership was involuntarily suspended, his Special Enrollment Date is the first date he re-enters Covered Service after that suspension; and

(iv) in the case of a Member whose Active Membership terminated because his Employment terminated, his Special Enrollment Date will be the first date he re-enters Covered Service after that termination.

         3.4 Termination/Suspension of Active Membership. Once enrolled, an Employee remains an Active Member until his Active Membership is suspended or terminated under this Section.

              (a) Voluntary Suspension. An Employee's Active Membership will be voluntarily suspended when he terminates his Pay Reduction Agreement, but he will remain an Eligible Employee until he leaves Covered Service or leaves Employment.

              (b) Involuntary Suspension. An Employee's Active Membership win be involuntarily suspended when he leaves Covered Service but remains in Employment.

              (c) Termination. An Employee's Active Membership will terminate when he leaves Employment, that is, when a Termination Date occurs while he is an Active Member.

                                  ARTICLE 4
                        EMPLOYMENT AND SERVICE CREDITS
                        ------------------------------

         4.1 Employment, In General. Although defined more particularly in the Glossary, "Employment" for this Plan's purposes generally means any period during which an individual continuously qualifies as an "Employee" (including any self-employed owners and certain leased employees). Employment also includes certain Leave and Back-Pay periods and service with any "Related Company." This means, for example, that an Employee's Hire Date, Termination Date and certain Service Credits must be determined by reference to his Employment by all Employers and Related Companies, as if they were one company.

         4.2 Leave Periods, In General. This Section applies in determining an Employee's rights under this Plan; but it does not establish or modify in any way the Employer's general personnel policies concerning absences. Only the following absences from Active Employment qualify as Leave (and, by definition, as a continuation of Employment) for Plan purposes:

              (a) any Military Service Leave, whether or not Authorized Leave.

              (b) any Paid Leave, whether or not Authorized Leave.

              (c) any other absence that qualifies as Authorized Leave.

         4.3 Service Credit.

              (a) In General. Service Credit represents the extent to which an Employee's Employment periods (and certain adjacent time periods) are taken into account under this Plan in determining his eligibility for Active Membership (once he enters Covered Service) and his entitlement to Plan benefits (once he becomes a Member). Unless expressly excluded under other provisions of this Article, all of a person's Employment periods are counted in determining his Service Credits, including Employment before the Initial Effective Date and periods not qualifying as Covered Service. But, duplicate Service Credits for the same purpose are not to be given for the same period of time, notwithstanding any conflicting Plan provision.

              (b) Eligibility Service Credit. "Eligibility Service" means the credit used in determining an Employee's Eligibility Status for enrollment purposes once he enters Covered Service. Eligibility Service Credits are calculated using the "Hours Test" described in Section 4.4. Eligibility Service Credit for any computation Period is to be credited only on the last day of that Period, regardless of when the necessary Hours were completed during that Period.

                  (i) Computation Period. In applying the Hours Test to determine an Employee's Eligibility Service Credit and Eligibility Breaks, the initial Computation Period is the Plan Year in which his Hire Date occurs. Notwithstanding the foregoing, if an Employee does not receive a year of Eligibility Service Credit at the end of the Plan Year in which his Hire Date occurs, the initial Computation Period for that Employee is the 12-month Period beginning on his Hire Date. After the initial Computation Period, each subsequent Computation Period is to be each Plan Year that begins after the Employee's Hire Date.

                  (ii) For purposes of applying the Hours Test for the first Plan Year which commences prior to the first anniversary of the Employee's Hire Date where such Plan Year is the short Plan Year beginning on November 1, 1997 and ending on December 31, 1997, hours of service credited for the period beginning on January 1, 1998 and ending on October 31, 1998 shall be taken into account. An employee credited with 1,000 Hours for the period beginning on November 1, 1997 and ending on October 31, 1998 shall be eligible to participate as of November 1, 1998.

              (c) Vesting Service Credit. "Vesting Service" means the credit used in determining an Employee's entitlement to Plan benefits after he becomes a Member. Vesting Service Credits are calculated using the "Hours Test" described in Section 4.4, but subject to the special provisions of this
Section 4.3(c). Credit for any Computation Period is granted whenever the requisite Hours are completed within that Period, but only one year's credit may be granted for any Computation Period.

                  (i) Computation Period. In applying the Hours Test to determine an Employee's Vesting Service Credits and Vesting Breaks, the Computation Period is each Plan Year.

                  (ii) For purposes of crediting Vesting Service with respect to the change in the vesting Computation Period effective January 1, 1998, an Employee who is credited with 1,000 Hours in both the period beginning on November 1, 1997 and ending on October 31, 1998 and the period beginning on January 1, 1998 and ending on December 31, 1998 shall be credited with 2 Vesting Service Credits.

         4.4 Computation of Service Credits. Service Credits are determined under the Hours Test as follows:

              (a) In General. One year of Service Credit is credited for each Computation Period in which the Employee earns at least 1,000 Hours; but only one year's Credit is given for any Computation Period. No Service Credit is given for any Computation Period in which the Employee earns fewer than 1,000 Hours. Years of Service Credit during separate Employment periods are to be added together.

              (b) Credit for Leave Periods. An Employee will be granted Service Credit currently during any Paid Leave period based on the Hours attributable to that period, up to a maximum of 501 Hours for any single, continuous Paid Leave period. No Service Credit is to be granted for any other Leave, except that Service Credit is to be granted retroactively (to the extent not already granted) pursuant to Section 4.5, if and when the Employee resumes Active Employment by the end of that Leave period.

              (c) Breaks. For Service Credits determined under the Hours Test, a "Break" is any Computation Period in which the Employee does not complete more than 500 Hours for Employment during that Period. For all purposes, a Break occurs on the last day of the appropriate Computation Period and not before.

                  (i) While an Employee is on Leave, Hours attributable to that Leave period are also to be credited solely for the purpose of determining whether one or more Breaks has occurred. But, upon the Employee's failure to resume Active Employment by the end of that Leave, the occurrence of Breaks is then to be redetermined by ignoring any Hours attributable to that Leave which were not actually credited under other Plan provisions.

                  (ii) Also, to the extent they are not credited under other Plan provisions, the Hours attributable to any part of a Child Care Absence included in the Computation Period in which that Absence began are to be credited to that Period solely to prevent a Break for that Period; or, if that credit was not needed to prevent a Break in that first Computation Period, then the Hours attributable to any part of that Child Care Absence included in the second Computation Period (the one beginning immediately after that Absence began) are to be credited to that second Computation Period solely to prevent a Break during that Period. This paragraph does not apply to Child Care Absences beginning before November 1, 1987.

         4.5 Service Credit For Periods of Qualified Military Service under Uniformed Services Employment and Reemployment Rights Act. Notwithstanding any provision of this Plan to the contrary, Service Credit with respect to periods of "qualified military service" (within the meaning of Code section 414(u)(5)) shall be provided to the extent required by and consistent with Code section 414(u).

                                  ARTICLE 5
                              PLAN CONTRIBUTIONS
                              ------------------

         5.1 Definitions Applicable to Contributions. The following terms are defined primarily for use in this Article:

"Pay" means those items of an Employee's remuneration from the Employer that are included in calculating the Contributions and other amounts to be allocated to his credit under this Article.

                     Items Included in Pay. "Pay" means the following remuneration items paid by the Employer during the Plan Year with respect to the Employee's services as an
                     Employee:

                             (i) base salary and wages, commissions, shift
                     differentials, overtime and holiday premiums paid to the Employee in cash during the Plan Year; and

                             (ii) any amounts applied during the Plan Year by
                     the Employer to provide employee benefits for the Employee pursuant to a salary reduction agreement between the Employer and the Employee which, but for that agreement, would have been paid to the Employee as salary or wages during the Plan Year.

                     Items Excluded from Pay. "Pay" does not include the following remuneration items:

                             (1) any remuneration relating to periods when the
                     Employee was not in Covered Service during the Plan Year;

                             (2) any bonuses or awards, and similar incentive
                     programs;

                             (3) contributions to, or benefits under, any
                     employee benefit plan and any cash payments which the Employee elected to receive in lieu of benefits under any employee benefit plan (other than salary reduction amounts described above);

                             (4) stock bonuses, appreciation rights or
                     options, or any other non-cash remuneration item (other than salary reduction amounts described above);

                             (5) any remuneration accrued but not paid during
                     the Plan Year (other than salary reduction amounts described above);

                             (6) reimbursements and allowances for expenses,
                     including (but not limited to) relocation expenses and automobile allowances; and

                             (7) imputed income relating to any fringe
                     benefits provided by the Employer.

                     Maximum Annual Pay. Pay exceeding $200,000 for any Plan Year for any Employee shall be ignored for all Plan purposes; provided, however, that this $200,000 annual limit is to be adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code as in effect for the applicable year and is to be pro-rated, as determined by the Administrator, for any short Plan Year. Effective for Plan Years beginning before November 1, 1997, in determining any Employee's Pay for purposes of this $200,000 limitation, the rules of Code ss.414(q)(6), which require the aggregation of Pay of the family of any Employee who is a 5%-Owner or one of the 10 highest compensated Highly Compensated Employees, shall apply, except that in applying these rules, the term family includes only the Employee's Spouse and any lineal descendants who have not reached age 19 by the close of the relevant Plan Year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation.

                     Notwithstanding anything herein to the contrary, effective for Plan Years beginning on and after January 1, 2002, annual Pay of each Employee taken into account under the Plan shall be limited annually to $200,000 (adjusted in future years as provided under Code section 401(a)(17)).

"Employer            means the Elective Contributions, Matching Contributions,
 Contributions"      Nonelective Contributions and Special Contributions
                     described in this Article.

"Due Date"           means the last day of the Plan Year or, if later, the due
                     date (including extensions) for the Employer's Federal
                     Income Tax Return for the fiscal year ending in that Plan
                     Year; provided, however that the Due Date for Elective
                     Contributions to the Plan shall not be later than the 15th business day of the month following the month that the Elective Contribution would otherwise have been payable to the Member in cash.

"Allocation Date"    means the last day of the payroll period during which the
                     Pay corresponding to the Elective Contributions on a Member's behalf was earned.

"Highly              means an individual described in Code ss.414(q), which
Compensated          generally includes an Employee who: (i) during the year
Employee"            determination year or look-back year was a "five percent
or                   owner" of the Employeror (within the meaning of Code
"HCE"                section 414(q)(2)) at any time during the Plan Year or
                     the preceding Plan Year; or (ii) received Pay during the preceding Plan Year in excess of $80,000 (as adjusted for such year pursuant to Code sections 414(q)(1) and 415(d)).

                     For purposes of determining whether an individual is a Highly Compensated Employee, the determination year is the Plan Year, and the Employer and all Related Companies are treated as a single employer. The look-back year is the 12-month period immediately preceding the determination year, or, if the Employer elects, the calendar year ending with or within the determination year. Further, any former Employee who was a Highly Compensated Employee during the Year he separated from employment (his separation year) or at any time after he attained age 55 is included as a Highly Compensated Employee.

                     In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees.

"Non-Highly          means an Employee of the Employer who is not a Highly
Compensated          Compensated Employee.
Employee"


"Elective            means those Employer Contributions described in Section
Contributions"       5.2.

"Nonelective         means those Employer Contributions described in Section
Contributions"       5.6.



"Special             means those Employer Contributions described in Section
Contributions"       5.5.

"Deferral            means the ratio (expressed as a percentage) of Elective
Percentage"          Contributions and Nonelective Contributions to be treated
                     as Elective Contributions made on behalf of an Eligible
                     Employee for the Plan Year to that Employee's Test Pay for the Plan Year, including, for any Eligible Employee who is a Highly Compensated Employee, the amount of any Excess Deferrals which are distributed to him for that Plan Year. At the election of the Administrator, all or any portion of the Matching Contributions allocated to an Employee for a given Plan Year may be included with the Elective Contributions solely for purposes of determining such employee's Deferral Percentage hereunder, provided that those Matching Contributions satisfy the requirements of Treas. Reg. ss.1.401(k)1(b)(5). To the extent Matching Contributions are considered Elective
                     Contributions for this purpose, they shall not be considered in determining the Employee's Contribution
                     Percentage for the Plan Year.

"Contribution        means the ratio (expressed as a percentage) of the
Percentage"          Matching Contributions and Nonelective Contributions to
                     be treated as Matching Contributions made on behalf of an Eligible Employee for the Plan Year to that Employee's
                     Test Pay for the Plan Year.

"Eligible            means an Employee who has Eligibility Status and who,
 Employee"           during the Plan Year either was enrolled as an Active
                     Member or who would have been enrolled as an Active
                     Member if he had entered into a Pay Reduction Agreement.

         5.2 Elective Contributions.

              (a) In General. The term "Elective Contributions" means Employer Contributions to the Fund (other than Matching Contributions and Nonelective Contributions) made pursuant to the Active Members' Pay Reduction Agreements, all as described in this Section.

              (b) Pay Reduction Agreements. Elective Contributions will be made only for those Active Members who enter into a "Pay Reduction Agreement" with the Employer, that is, an agreement (in a form acceptable to the Administrator) reducing the Member's rate of Pay during his future Active Membership periods and obligating the Employer to make Elective Contributions to this Plan in an amount equaling the resulting Pay Reductions. The term "Pay Reduction" means the actual reduction in an Active Member's Pay attributable to a Pay Reduction Agreement, determined as the Pay subject to that Agreement becomes payable. The following provisions apply to any Pay Reduction Agreement and supersede any conflicting provision in that agreement:

                  (i) the designated Pay Reduction is to apply only to the Member's Pay that first becomes payable after the Member makes an agreement to reduce his Pay and while the Member is in Covered Service;

                  (ii) the amount of a Member's Elective Contributions is subject to the limits of Code ss.401(k) and Code ss.402(g);

                  (iii) the agreement is irrevocable, although it may be terminated at any time by the Member or Employer with respect to future Pay;

                  (iv) if the Employer's obligation to make any Elective Employer Contributions is canceled, the unpaid Contribution will be paid to the Member in cash.

              (c) Amount. Subject to Section 5.2(d), the Elective Contributions on behalf of an Active Member will equal the Member's Pay Reductions. The rate of Pay Reduction designated pursuant to the Member's Pay Reduction Agreement must be either a dollar amount per pay period or any whole percentage of Pay, provided that the amount designated is not less than one dollar per week nor more than 12% of the Member's rate of Pay. A Pay Reduction Agreement will be effective only for Pay that first becomes payable after the agreement is entered into and while the Employee is an Active Member. An Active Member may change the Pay Reduction percentage specified in his Pay Reduction Agreement by designating a new percentage in a new Pay Reduction Agreement which is entered into in advance of any Open Enrollment Date; that new Agreement will be effective for Pay that first becomes payable after that Open Enrollment Date and while he is an Active Member. At any time, an Employee may elect to terminate his Pay Reduction Agreement by notifying the Administrator in advance, in accordance with procedures prescribed by the Administrator; once a Member voluntarily terminates his Pay Reduction Agreement, any new Pay Reduction Agreement will not be effective until the first Open Enrollment Date which occurs after the effective date of the termination. A Member's Pay Reduction Agreement will automatically terminate with respect to Pay that first becomes payable after the date his Active Membership is terminated under Section 3.4. A Member's Pay Reductions will be suspended during any pay period in which he is on a Leave and is not receiving Pay at his full regular rate, but those Pay Reductions will automatically resume for Pay that first becomes payable after he returns to Active Employment.

              In addition, a Member's Elective Contributions made under this Plan or any other Tax-Qualified Plan maintained by the Employer or a Related Company may not exceed $7,000 (as adjusted for the cost of living under Code section 415(d) in effect for the Plan Year or any changes enacted with respect to Code sections 402(g) or 415(d)).

              (d) Anti-Discrimination Limitations. The Administrator is to determine from time to time whether the Elective Contributions made or anticipated under this Plan comply with the anti-discrimination requirements of Code ss.401(k). These requirements are met for a Plan Year if either one of the two following tests is met:

         Test a. The average Deferral Percentage for the current Plan Year for Highly Compensated Employees who are Eligible Employees is not more than 1-1/4 times the average Deferral Percentage for the current Plan Year for Nonhighly Compensated Employees who are Eligible Employees; or

         Test b. The average Deferral Percentage for the current Plan Year for Highly Compensated Employees who are Eligible Employees is not more than the lesser of 2 times or 2 percentage points above (or such lesser number as the Secretary of the Treasury shall prescribe) the average Deferral Percentage for the current Plan Year for Nonhighly Compensated Employees who are Eligible Employees.

To the extent permitted by regulations or other Internal Revenue Service rulings of general applicability, Test a and Test b described above shall be applied by substituting "for the immediately prior Plan Year" for the phrase "for the current Plan Year" where such phrase applies to the group of Nonhighly Compensated Employees who are Eligible Employees in each subparagraph above.

For purposes of this Section 5.2, the Deferral Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Elective Contributions and Nonelective Contributions allocated to his account under two or more 401(k) plans maintained by the Employer or a Related Company shall be determined as if all such Elective and Nonelective Contributions were made under a single 401(k) arrangement.

If and to the extent necessary to comply with the ss.401(k) anti-discrimination tests, the Administrator may reduce any Highly Compensated Employee's rate or amount of Elective Contributions with respect to Pay that has not yet been earned. If, after the foregoing adjustment, "Excess Contributions" as described in Code ss.401(k)(8)(B) remain, then notwithstanding any other provisions of the Plan, those Excess Contributions, and any Investment Adjustment attributable thereto for the Plan Year in which the Excess Contributions occurred, but excluding any Investment Adjustment attributable to the period between the end of the Plan Year in which the Excess Contributions occurred and the date of distribution (as determined pursuant to Treasury Regulations ss.1.401(k)-1(f)(4) or any successor regulations) shall be distributed to the Members on whose behalf such Excess Contributions were made, no later than the last day of the Plan Year following the Plan Year for which the Excess Contributions were made. The amount of Excess Contributions for a Highly Compensated Employee shall be determined by reducing the dollar amount of Elective Contributions of the Highly Compensated Employee with the highest amount of Elective Contributions until one of the tests is satisfied, or until the amount of his Elective Contributions equals the amount of Elective Contributions of the Highly Compensated Employee having the next highest amount of Elective Contributions. This process shall continue until all of the Excess Contributions are distributed.

After making Investment Adjustments, the amount of the Excess Contributions which would otherwise be distributed to the Member shall be further adjusted by reducing such amounts, in accordance with regulations, by the amount of Excess Deferrals distributed to the Member under Section 5.2(h).

Notwithstanding the foregoing, effective for Plan Years commencing before January 1, 2002, if and to the extent necessary to comply with the anti-discrimination requirements in Code ss.401(m), the Administrator in its sole discretion elects to comply with Test b in the first paragraph of Section 5.4, and the sum of the average Deferral Percentage and the average Contribution Percentage for Highly Compensated Employees exceeds the aggregate limit described in Treasury Regulations ss.1.401(m)-2(b)(3)(i), then the Administrator shall not apply a multiple use of Test b, but instead shall comply with Test a in the first paragraph of this Section 5.2(d) for purposes of meeting the anti-discrimination requirements of Code ss.401(k).

         (e) Payment. All Elective Contributions are to be deposited with the Fund Fiduciary by the Employer by the Due Date for the Plan Year in which the corresponding Pay was paid to the Member. For purposes other than Investment Adjustments, those Contributions are to be credited to the Members' Elective Accounts as of the date the corresponding Pay was paid to the Member. The Employer's liability for unpaid Elective Contributions will be cancelled to the extent an amount equal to those Contributions is paid to the affected Employee. Elective Contributions constitute Annual Additions for the Limitation Year in which they are credited to the Member's Account.

         (f) Administrator's Rules. Notwithstanding any conflicting provision in this Plan or any Pay Reduction Agreement, the Administrator is empowered to adopt procedures concerning Elective Contributions for the Plan's convenient administration, including additional limitations on the maximum Pay Reductions permitted for any Active Member. Such procedures shall have the same force and effect as if incorporated in this Plan.

         (g) Limit on Elective Contributions. No Elective Contribution may be credited to a Member's Employer Account to the extent that the Member's Maximum Annual Additions would be exceeded.

         (h) Distribution of Excess Deferrals. The Administrator shall implement this Section 5.2(h) if in a calendar year a Member's Elective Contribution amounts under this Plan and pre-tax deferrals under any other plan or arrangement described in Code ss.ss.401(k), 408(k) or 403(b) which is maintained by the Employer or any Related Company in the aggregate exceed $7,000 (adjusted for cost-of-living increases under Code ss.415(d) in effect for the Plan Year). The Administrator has the discretion to implement or not implement this Section 5.2(h) if in a calendar year the Member makes pre-tax deferrals which exceed the $7,000 limit, as adjusted, ("Excess Deferrals"), taking into account Elective Contributions amounts made to this Plan and pre-tax deferrals made to a plan or arrangement maintained by a company which is not an Employer or a Related Company, so long as the Administrator's discretion is exercised uniformly as to Members who are similarly situated and so long as the Administrator does not discriminate in favor of Highly Compensated Employees.

If a Member makes Excess Deferrals in any calendar year, the Member may ask the Administrator to distribute the Excess Deferrals, in accordance with procedures established by the Administrator, no later than the March 1st following the calendar year in which the Excess Deferrals were made. The Member must state in the claim that Excess Deferrals, as described above, exist for the preceding calendar year and must specify the amount of the Excess Deferral to be distributed. In any case, where the Excess Deferrals occur as the result of Elective Contribution amounts made to this Plan and to any other plan or arrangement maintained by the Employer or any Related Company (ignoring contributions made to a plan maintained by any other employer that is not an Employer or a Related Company), the Administrator shall be required to distribute the Excess Deferrals pursuant to this section, whether or not a claim is submitted by the Member.

When Excess Deferrals are to be distributed pursuant to this Section 5.2(h), then notwithstanding any other Plan provision, the Administrator shall distribute the Excess Deferrals, and the Investment Adjustment allocated thereto no later than the April 15th following the calendar year in which the Excess Deferrals were made. The Investment Adjustment allocable to those Excess Deferrals shall be determined pursuant to Treasury Regulations ss.1.402(g)-1(e)(5) (or successor regulations thereto) but shall not include the allocable Investment Adjustment for the period between the end of the calendar year in which the Excess Deferrals occurred and the date of distribution.

         5.3 Matching Contributions. The term "Matching Contributions" means the Employer Contributions (and amounts taken from the Suspense Account) which are allocated to an Active Member's Employer Account under this Section 5.3. For Elective Contributions made with respect to Pay paid or accrued before June 15, 2001, Matching Contributions will be allocated to each Active Member's Employer Account for each Plan Year in an amount equal to 100% of his Elective Contributions for that Year, up to a maximum Matching Contribution for the Year of the lesser of: (i) $700, (ii) 2% of his Pay for that Year, or
(iii) the Maximum Annual Additions limit for that Year. No Matching Contributions will be made whatsoever for Elective Contributions made with respect to Pay paid or accrued on or after June 15, 2001. Matching Contributions will first be deducted from any balance in the Suspense Account and, to the extent there is no Suspense Account balance, they are to be contributed by the Employer on or before the Due Date for the Plan Year for which they are credited. Matching Contributions are to be credited to a Member's Matching Account as of the date the corresponding Elective Contributions are so credited or, if later, as of the date those Matching Contributions are paid to the Plan; provided that Matching Contributions contributed for any Plan Year but after the Allocation Date for that Year are to be credited as of that Year's Allocation Date. Matching Contributions will be made for any Employee who was an Active Member at any time during the Plan Year.

         5.4 Anti-Discrimination Limitation on Amount of Matching Contributions. The Administrator is to determine from time to time whether the Matching Contributions made or anticipated under this Plan in any Plan Year comply with the anti-discrimination requirements of Code ss.401(m). These anti-discrimination requirements are met for a Plan Year if either one of the two following 401(m) tests is met:

         Test a. The average Contribution Percentage for the current Plan Year for Highly Compensated Employees who are Eligible Employees is not more than 1-1/4 times the average Contribution Percentage for the current Plan Year for Nonhighly Compensated Employees who are Eligible Employees; or

         Test b. The average Contribution Percentage for the current Plan Year for Highly Compensated Employees who are Eligible Employees is not more than the lesser of 2 times or 2 percentage points above (or such lesser number as the Secretary of the Treasury shall prescribe) the average Contribution Percentage for the current Plan Year for Nonhighly Compensated Employees who are Eligible Employees.

To the extent permitted by regulations or other Internal Revenue Service rulings of general applicability, Test a and Test b described above shall be applied by substituting "for the immediately prior Plan Year" for the phrase "for the current Plan Year" where such phrase applies to the group of Nonhighly Compensated Employees who are Eligible Employees in each subparagraph above.

For purposes of this Section 5.4, the Contribution Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Matching Contributions allocated to his account under two or more plans described in Code ss.401(a) or arrangements described in Code ss.401(k) that are maintained by the Employer or any Related Company shall be determined as if all such contributions were made under a single plan.

To the extent necessary to comply with the anti-discrimination tests of Code ss.401(m), the Administrator may reduce the Employer's Matching Contributions (which have not yet been earned). If, after the foregoing adjustment, "Excess Aggregate Contributions," as described in Code ss.401(m)(6)(B) remain, then, with respect to each Member who has Excess Aggregate Contributions for the Year, that Member's Excess Aggregate Contributions and Investment Adjustments thereto for the Plan Year in which Excess Aggregate Contributions occurred, but excluding any Investment Adjustment attributable to the period between the end of the Plan Year in which the Excess Aggregate Contributions occurred and the date of distribution (as determined pursuant to Treasury Regulations ss.1.401(m)-1(e)(3) or any successor regulations), shall be distributed to him no later than the last day of the following Plan Year. The amount of Excess Aggregate Contributions for a Highly Compensated Employee shall be determined by reducing the dollar amount of Matching Contributions of the Highly Compensated Employee with the highest amount of Matching Contributions until one of the tests is satisfied, or until the amount of his Matching Contributions equals the amount of Matching Contributions of the Highly Compensated Employee having the next highest amount of Matching Contributions. This process shall continue until all of the Excess Aggregate Contributions are distributed.

Notwithstanding the foregoing, effective for Plan Years commencing before January 1, 2002, if and to the extent necessary to comply with the anti-discrimination requirements in Code ss.401(k), the Administrator in its sole discretion elects to comply with Test b in the first paragraph of Section 5.2(d), and the sum of the average Deferral Percentage and the average Contribution Percentage for Highly Compensated Employees exceeds the aggregate limit described in Treasury Regulations ss.1.401(m)-2(b)(3)(i), then the Administrator shall not apply a multiple use of Test b, but instead shall comply with Test a in the first paragraph of this Section 5.4 for purposes of meeting the anti-discrimination requirements of Code ss.401(m).

         5.5 Special Contributions. The Employer may be required to make Special Contributions to the Plan under the following circumstances:

              (a) to the extent provided in Section 16.7, when a valid claim is made for benefits which were previously suspended because the person entitled to those benefits could not be located.

              (b) to the extent described in Section 6.4, when a rehired Member is entitled to reinstatement of a conditional forfeiture.

When received by the Fund Fiduciary, any Special Contribution is to be credited directly to the Plan Account of the specific Member(s) involved.

         5.6 Nonelective Contributions. The Employer may make Nonelective Contributions to the Plan for any Plan Year for allocation among the Nonelective Accounts of all Eligible Employees who are not Highly Compensated Employees, to be used as Elective Contributions for purposes of the Anti-Discrimination Limitations in Section 5.2(d) or used as Matching Contributions for purposes of the Anti-Discrimination Limitations in Section
5.4. Nonelective Contributions may be made by the Employer by a direct contribution to the Plan which is designated as a Nonelective Contribution and made on or before the Due Date for that Year, by the Employer's directing that any portion or all of the forfeitures available for allocation for that Year be recharacterized as Nonelective Contributions for that Year or by any combination of the foregoing. Nonelective Contributions are to be determined by the Employer in its discretion and the Employer has no obligation to make Nonelective Contributions for any Year. As of the Allocation Date for each Plan Year, all Nonelective Contributions allocable for that Year (including those designated as such after the Allocation Date) are to be credited to the Nonelective Accounts of all Eligible Employees who are not Highly Compensated Employees for that Year in the proportion which each such Eligible Employee's Pay for that Year bears to the total Pay of all such Eligible Employees that Year. Once allocated, Nonelective Contributions shall be treated as Elective Contributions for all other purposes, except Hardship Withdrawals.

         5.7 Contributions For Periods of Qualified Military Service under Uniformed Services Employment and Reemployment Rights Act. Notwithstanding any provision of this Plan to the contrary, Employer Contributions with respect to periods of "qualified military service" (within the meaning of Code section 414(u)(5)) shall be made to the extent required by and consistent with Code section 414(u).

                                  ARTICLE 6
                           PLAN ACCOUNTS AND VESTING
                           -------------------------

         6.1 Member Accounts. The Administrator is to maintain for each Member the separate bookkeeping accounts described in this Section. These separate accounts are for bookkeeping purposes only and are not intended to require the segregation of any part of the Fund for investment purposes. No Member or Beneficiary has any right to or interest in any specific Fund asset as a result of the separate accounts provided in this Section. The balance of each Account is to reflect amounts credited to that Account from the sources described below, as adjusted from time to time for Investment Adjustments and payments attributable to that Account. The separate Accounts are:

              Plan Account. A "Plan Account," reflecting all amounts held for the Member's credit under this Plan. All other Accounts for a Member are sub-accounts of his Plan Account.

              Employer Account. An "Employer Account," reflecting all Employer Contributions credited to the Member.

              Matching Account. A "Matching Account" (as a sub-account of each Member's Employer Account), reflecting all Matching
              Contributions (including Suspense Account credits) credited to his Employer Account.

              Elective Contribution Account. An "Elective Contribution Account" (as a sub-account of his Employer Account), reflecting the net Elective Contributions paid to the Fund and credited to his Employer Account.

              Nonelective Account. A "Nonelective Account" (as a sub-account of his Employer Account), reflecting all Nonelective Contributions that are paid to the Fund and credited to his Employer Account.

              Other Accounts. The Administrator may establish and maintain any other bookkeeping accounts for Members which may be necessary or desirable for the Plan's convenient administration.

         6.2 Suspense Account. The Administrator is to establish a Suspense Account, which is to be a separate bookkeeping account maintained to reflect the following items until they are allocated to the Members' Plan Accounts:
(i) Matching Contributions for any prior Plan Year that could not be allocated to any Member's Employer Account at an earlier Allocation Date because of the limitation on Annual Additions; (ii) advance Matching Contributions made during the Plan Year but before they are allocated to the Member's Employer Accounts; and (iii) any other amounts that are credited to the Suspense Account under other Plan provisions. As of each Allocation Date, the Suspense Account's balance is to be added to, and allocated as a part of the Matching Contributions for that Plan Year as described in Article 5.

         6.3 Vesting. Nothing will divest any portion of a Member's Plan Account that is vested under this Section. But, reductions in the value of the vested portion of the Plan Account resulting from Investment Adjustments do not constitute divestiture.

              (a) Fully Vested Accounts. The Member's Elective Contribution Account and Nonelective Account are 100% vested at all times.

              (b) Vesting Based on Certain Events. To the extent not otherwise fully vested, a Member's entire Plan Account will immediately become 100% vested under any of the following circumstances:

                  (i) Death. When he dies while in Employment.

                  (ii) Normal Retirement Age. At his birthday coinciding with (or, if none, the birthday immediately preceding) his Normal Retirement Date, if he is still in Employment on that birthday.

                  (iii) Disability. When he incurs a Total Disability while in Employment.

                  (iv) Plan Termination. At the effective date of this Plan's complete or partial termination or the complete discontinuance of Employer Contributions under Article 15, if he is affected by that termination and the nonvested portion of his Plan Account has not been conditionally or permanently forfeited by that date.

            Vesting Based on Service. Except to the extent that a Member's Matching Account has become vested pursuant to other Plan provisions, the vested portion of the Matching Account of a Member is to be the percentage specified in the following table, based on the Member's whole years of Vesting Service Credit at that time:

                If the Member's Vesting               Then, the Vested Portion
                Service Credit Equals:                of his Matching Account is
                ----------------------                --------------------------
                Less than 5 years                             0%
                5 or more years                             100%

         6.4 Forfeitures and Their Disposition.

              (a) Permanent Forfeitures. Except as otherwise provided in this
Section 6.4 with respect to conditional forfeitures, the nonvested portion of a former Member's Matching Account will be permanently forfeited at the later of the date his Active Employment ends or the date he incurs 5 consecutive Vesting Breaks, unless he resumes Active Employment before that permanent forfeiture occurs.

              (b) Conditional Forfeitures. If a former Member receives a "Cash-Out Payment," the nonvested portion of his Employer Account will be conditionally forfeited at the Payment Date for that Cash-Out Payment. Unless reinstated as provided in Section 6.4(d), that conditional forfeiture will become permanent when the former member incurs 5 consecutive Vesting Breaks.

              (c) Disposition. When the Member's Matching Contributions are either conditionally or permanently forfeited, the forfeiture will be subtracted from the Member's Matching Account and credited to the Suspense Account (for ultimate reallocation to other Members' Accounts).

              (d) Reinstatement of Conditional Forfeitures. If a former Member who has conditionally forfeited the nonvested portion of his Employer Account returns to Employment before the date he incurs 5 consecutive Vesting Breaks (that is, before the date that conditional forfeiture becomes permanent), the amount of that conditional forfeiture (without Investment Adjustments) is to be restored to the Member's Account; provided, however, that the conditional forfeiture will not be reinstated unless the Member repays to the Plan an amount equal to the payment of any Employer Contributions received after his Termination Date. That repayment must be made no later than the earlier of:
(i) the date which is 5 years after the first date on which the Member returns to Employment, or (ii) the close of the first period of 5 consecutive Vesting Breaks commencing after the payment. The source for any reinstated amount under this Section 6.4(d) may include any balance of the Suspense Account or unallocated gains or losses of the Fund. If the restored amount is not otherwise available, the Employer shall make a corresponding Special Contribution for the Plan Year in which the reinstatement is to be made.

                                  ARTICLE 7
                           ELIGIBILITY FOR BENEFITS
                           ------------------------

         7.1 In General. Payments to a Member from his Plan Account are to be made only if authorized under this Article and may only be paid from the Member's "Distributable Amount," that is, the vested portion of the Member's Plan Account (or any sub-account). The undistributed balance of the Member's Distributable Amount is subject to Investment Adjustments until it is completely paid from this Plan. Payments authorized under this Article will be paid pursuant to Article 8 or 9.

Notwithstanding any conflicting Plan provision, under no circumstances may any amount be distributed from the Member's Elective Contribution Account while he is in Employment (even if the Plan is terminated), unless he is at least age 59 1/2 or he receives a Hardship Withdrawal as permitted under Section 7.5.

         7.2 Retirement Eligibility. A Member is deemed to be in "Retirement" under the following circumstances and entitled to receive his entire Plan Account payable under Article 8:

              (a) Normal Retirement. A Member will be deemed to have entered Normal Retirement when his Termination Date occurs on or after his "Normal Retirement Date", that is, his 65th birthday or the 5th anniversary of the date he first became an Eligible Employee, whichever occurs later.

              (b) Disability Retirement. A Member will be deemed to have entered Disability Retirement when his Termination Date occurs while he is subject to a Total Disability and if he is not otherwise eligible for Retirement under this Section. "Disability Retirement Date" means the date an Employee terminates Employment due to his Total Disability, if this occurs before any other Retirement Date described in this Section.

              (c) In-Service Retirement. Any Member who during the Plan Year reaches his Latest Retirement Date must receive or begin to receive payments from his Plan Account by the Latest Retirement Date as if he had entered Normal Retirement at that time, even though his Termination Date has not occurred. Although a Member may receive distributions under this paragraph before his Termination Date, he is to continue to share in Employer Contributions and have all other rights and privileges under this Plan to the same extent as would have applied in the absence of this paragraph.

         7.3 Eligibility for Death Benefits. When a Member dies, his Beneficiary is then entitled to receive death benefits equal to the undistributed balance of the Member's Distributable Amount. To the extent that the Member's entire Distributable Amount was paid by the Plan before his death, then no death benefits are payable to anyone under this Plan on his behalf.

         7.4 Pre-Retirement Termination Benefits. If the Member's Employment ends for reasons other than his death or Retirement, he is entitled to his Distributable Amount payable after his Termination Date pursuant to Article 8.

         7.5 Payments During Employment. No Plan payments may be made to a Member while he is in Employment (that is, before his Termination Date), except in the circumstances described in this Section.

              (a) In-Service Retirement and Plan Termination. Even though a Member is still in Employment, payments may be made to him in the event of his In-Service Retirement under Section 7.2 or, to the extent described in Section 15.6, in the event of the Plan's complete or partial termination.

              (b) In-Service Withdrawals. Payments may be made from the Plan to any Member as an "In-Service Withdrawal" under the following circumstances:

                  (i) Voluntary Withdrawals From Elective Contribution Account. Withdrawals may be made from the Member's Elective Contribution Account in any amount designated by the Member but only if the Member has reached age 59 1/2.

                  (ii) Hardship Withdrawals. The Administrator shall establish a policy whereby a Member may withdraw that portion of the vested portion of his Account which in the Administrator's opinion is needed on account of hardship. A distribution will be on account of hardship only if the distribution is: (i) made on account of an immediate and heavy financial need of the Member, and (ii) is necessary to satisfy that financial need. A distribution will be made on account of an immediate and heavy financial need of the Member if the event giving rise to the distribution request is determined by the Administrator to constitute an immediate and heavy financial need. A distribution will be deemed necessary to satisfy the financial hardship if the distribution does not exceed the amount required to meet the immediate financial need created by the hardship including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution, and the Administrator determines that the need cannot be satisfied from other resources reasonably available to the Member.

                  (iii) Deemed Immediate and Heavy Financial Need. Any of the following constitutes an immediate and heavy financial need for which a hardship distribution may be made available to a Plan Member, provided the Member substantiates the actual expenses involved:

              (1) purchase of the Member's principal residence (but not including regular mortgage payments);

              (2) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Member, his Spouse, children or other dependents, (as defined in Code ss.152);

              (3) payment of extraordinary medical expenses which have previously occurred or costs which are necessary for the Member, his Spouse, or his dependents (as defined in Code ss.152) to obtain medical care described in Code ss.213(d), where those expenses or costs are not reimbursable by insurance;

              (4) payment of rent to prevent the Member's eviction from his principal residence (after notice of eviction has been received); or

              (5) payment of mortgage for the Member's principal residence to prevent foreclosure (after notice of foreclosure has been received).

                  (iv) Other Hardships. The Committee may, on a case by case basis, determine that any other event or circumstance constitutes an immediate and heavy financial need of the Member for which a Hardship Withdrawal is available.

                  (v) Substantiation of Hardship. The existence of any hardship must be substantiated by the Member through the submission to the Administrator of such documentation as it deems necessary to evidence the occurrence of the event causing the hardship and the Member's expenses relating to that hardship. In determining whether a distribution is necessary to satisfy the financial need, the Administrator may reasonably rely on the Plan Member's representation that the need cannot be satisfied through reimbursement or compensation by insurance or otherwise by reasonable liquidation of the Member's assets, by cessation of elective contributions under the Plan, by distributions or non-taxable loans from any plan (including the plan of any other employer), or by borrowing from commercial sources on reasonable commercial terms. Assets of the Member include assets of his spouse and minor children that are reasonably available to the Member.

                  (vi) Withdrawal of Investment Earnings. No hardship distribution may include investment earnings attributable to pre-tax employee contributions under Code ss.401(k).

It is intended that Hardship Withdrawals are only to be permitted to the extent they do not threaten this Plan's tax-qualification and the Administrator may deny any request for a Hardship Withdrawal where the permissibility of that Withdrawal is not clearly within the then existing guidelines and authorities issued by the Internal Revenue Service.

Withdrawals authorized under this Section may be made by a Member while he is in Employment and after his Termination Date up until his entire Distributable Amount has been paid to him. A Member's withdrawal request must be made in accordance with procedures established by the Administrator. The Administrator may require the Member to submit any additional information which the Administrator deems to be reasonably necessary to substantiate the withdrawal request. Any withdrawal is to be paid in one cash payment as soon as administratively feasible after the withdrawal request is approved by the Administrator.

         7.6 Restriction on Distribution of Elective Contribution and Nonelective Accounts. Except as otherwise provided in this Section, no amount may be distributed from the Elective Contribution Account or Nonelective Account of any Member before the earlier of his reaching age 59 1/2, his "separation from service" within the meaning of Code ss.401(k)(2)(B), his death or his Total Disability. Provided, effective as of January 1, 2002, "separation from service" shall also mean "severance from employment" pursuant to Code Section 401(k)(2)(B)(i)(I) and regulations or other Internal Revenue Service rulings of general applicability issued thereunder; distributions from the Elective Contribution Account or Nonelective Account of any Member shall also be permitted as of January 1, 2002 due to a Member's severance from employment with the Employer at any time.

                                  ARTICLE 8
                          BENEFIT PAYMENTS TO MEMBERS
                          ---------------------------

         8.1 Benefit Payments, In General.

              (a) Retirement Benefits. Except to the extent earlier payments are permitted under Section 8.1(b), all benefits authorized under Article 7 and payable to a Member are to be paid as Retirement Benefits at a Payment Date occurring no earlier than the Member's "Termination Date" and no later than his "Latest Retirement Date."

"Payment Date" means (i) for Lump Sum or other nonperiodic payments, the date that payment is made, and (ii) for Installment payments, the date the first payment is made.

"Latest Retirement Date" means the earlier of the dates determined under (i) or (ii) below.

                  (i) Unless the Member elects a later Payment Date, benefit payments will begin no later than the 60th day after the close of the Plan Year in which occurs the latest of (A) the Member's Normal Retirement Date,
(B) the 10th anniversary of the Member's Plan participation, or (C) the Member's Termination Date; or

                  (ii) The Member's Required Beginning Date. The "Required Beginning Date" means:

                     (A) for a Member who attained age 70 1/2 before January 1, 1988 and is not a 5%-Owner of an Employer, April 1st of the calendar year following the later of the calendar year in which his Termination Date occurs or the calendar year in which he attained age 70 1/2;

                     (B) for a Member who attained age 70 1/2 before January 1, 1988 and is a 5%-Owner of an Employer, the later of December 31, 1987 or April 1st of the calendar year following the calendar year in which he attained age 70 1/2;

                     (C) for a Member who attained age 70 1/2 before January 1, 1989 and after December 31, 1987, is not a 5%-Owner of an Employer and whose Termination Date had not occurred before January 1, 1989, April 1, 1990;

                     (D) for a Member who attained age 70 1/2 on or after January 1, 1989 and before January 1, 2002, April 1st of the calendar year following the calendar year in which he attains age 70 1/2; and

                     (E) effective with respect to Members who are not 5% Owners and who turn age 70 1/2 in calendar years beginning after December 31, 2001, April 1st following the later of the Plan Year in which the Member terminates Employment with the Employer or attains the age of 70 1/2; provided, that Members who were not 5% Owners and who attained age 70 1/2 in 1996, 1997, 1998, 1999, 2000, or 2001, while still employed by the Employer, shall be permitted to elect to delay commencement of benefit distributions until the April 1st following the later of (i) the calendar year in which the Member attains age 70 1/2, or (ii) the calendar year in which the Member terminates Employment with the Employer.

              (b) Payments Permitted Before Termination Date. The following payments may be made before the Member's Termination Date:

                  (i) Plan Termination. Payments authorized under Section 15.6 following the Plan's complete or partial termination.

                  (ii) Withdrawals. Payments authorized as In-Service Withdrawals under Section 7.5.

         8.2 Selection of Payment Date and Payment Form.

              (a) Member's Election. The Member may elect the Payment Date and Payment Form to be used for his Retirement Benefits. That election is to be made in the time and manner prescribed by the Administrator in advance of the Member's desired Payment Date. The Member may change or revoke that election by making a new election at any time before his actual Payment Date. Any valid election made by the Member automatically revokes any earlier election. The Member's election will be effective only to the extent that the Administrator determines it conforms to the Plan's requirements and that, with respect to matters left to the Administrator's discretion, it is acceptable to the Administrator.

              (b) Administrator's Discretion. In addition to any discretionary authority granted to the Administrator by other Plan provisions, the Administrator may postpone the Member's Payment Date for any reasonable period appropriate for the Plan's convenient administration (including, for example, the delay of the Payment Date for a reasonable period after the next Valuation Date to allow for the allocation of Contributions and Investment Adjustments to the Member's Account), provided the delayed Payment Date does not extend beyond the Member's Latest Retirement Date.

              (c) Notice of Right to Defer Payment. Except with respect to a Cash-Out Payment of a benefit in an amount of $5,000 or less made pursuant to
Section 8.4, if a Member elects a Payment Date that is prior to his Normal Retirement Date, then no less than 30 days and no more than 90 days before such Payment Date, the Administrator is to provide the Member with a written notice explaining the Member's right to defer payment to his Normal Retirement Date. Provided, a distribution may commence less than 30 days after the aforementioned notice is provided, if:

                  (i) the Member is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect or not elect a direct rollover for all or a portion, if any, of his or her distribution which shall constitute an eligible rollover distribution; and

                  (ii) the Member after receiving such notices, affirmatively elects a distribution and a direct rollover for all or a portion, if any, of his or her distribution which shall constitute an eligible rollover distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a direct rollover for all or a portion thereof.

         8.3 Selection of Payment Form.

              (a) In General. A Member's Retirement Benefits may be paid in any of the Payment Forms described below, subject to all restrictions and limitations described in other Plan terms. If no Payment Form has been validly elected by the Member before his actual Payment Date, the Payment Form is to be a Lump Sum payment.

                  (i) Lump-Sum. Under the "Lump Sum" form, payment of the Distributable Amount will be made in one lump-sum payment on the Payment Date.

                  (ii) Installments. Under the "Installment" form, payment of the Distributable Amount will be made in substantially equal monthly, quarterly, semi-annual or annual installments for a specified period not extending beyond the life expectancies of the Member and his designated Beneficiary, if any.

The value of any installment payments is to be based on the value of the Member's Distributable Amount at the Payment Date and no installment payment may exceed the balance of the Member's Distributable Amount at the time that payment is made. After installment payments begin, the Administrator may treat the Member's Plan Account as a Segregated Fund and direct the Fund Fiduciary to invest it separately in any savings media, money market fund or fixed income investments providing reasonable protection against loss of principal.

Notwithstanding the foregoing or any other Plan provision to the contrary, no installment options are available to any Member whose Hire Date occurs on or after November 1, 1991.

                  (iii) Annuity Options. No annuity options are available under this Plan.

              (b) Limitations Applicable to Payment Forms. The following limitations apply to a Member's Payment Form:

                  (i) No Member may receive Retirement Benefits in a Payment Form which, together with the applicable Payment Date, is expected to result in the complete distribution of his Distributable Amount over a period extending beyond the longest of the actual life of the Member or his designated Beneficiary or the life expectancy of the Member or his designated Beneficiary.

                  (ii) For Plan Years beginning prior to January 1, 1989, a Payment Form may not be used if that Payment Form would provide payments to the Member's designated Beneficiary (other than his Spouse), with an actuarial value that exceeds 49% of the actuarial value of the Member's total Distributable Amount at the Payment Date. This restriction is not to apply, however, where the Member's Spouse is the designated Beneficiary.

                  (iii) The amount to be paid each year under the Payment Form applicable to the Member's Retirement Benefits (other than the Lump Sum form) for Plan Years beginning prior to January 1, 1989, must be at least an amount equal to the quotient obtained by dividing the Member's Distributable Amount by his life expectancy or the joint and last survivor expectancy of the Member and his designated Beneficiary. For Plan Years beginning after December 31, 1988, the quotient is obtained by dividing the Member's Distributable Amount by the lesser of (i) his life expectancy or the joint and last survivor expectancy of the Member and his designated Beneficiary, or (ii) if the Member's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of ss.1.401(a)(9)-2 of Proposed IRS regulations or any successor regulations. The life expectancies are to be computed using the return multiples in ss.1.72-9 of the IRS regulations. In the case of installment payments, a Member's and his Spouse's life expectancy may be recalculated annually; the life expectancy of a Beneficiary who is not the Member's Spouse may not be recalculated after the Payment Date.

              (c) Re-Employment or Death Before Payment Date. When a Member resumes Employment before his Payment Date occurs, then all elections under this Section are automatically revoked and his future payments will be governed by Article 7 (and any election he makes at that time).

              (d) Changes after Payment Date. Except as otherwise provided in this Section, the time and form of payment may not be changed after the Payment Date has occurred for any Member's retirement payments. If the Member resumes Employment, his retirement payments will be suspended until his next Termination Date; at that Date, his payments will then be governed by Article 7 (and any election he makes at that time) or by Article 9, in the event of his death.

         8.4 Cash-Out Payments. At any time after a Member's Termination Date, the Member may elect to receive a "Cash-Out Payment," that is, a Lump Sum payment of the Member's entire Distributable Amount. The Administrator shall make a mandatory Cash-Out Payment to the Member after the Member's Termination Date if the Member's Distributable Amount is less than or equal to $5,000 and the Payment Date has not yet occurred. Member consent is not required for this mandatory Cash-Out Payment.

         8.5 Direct Rollover of Eligible Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

              (a) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code ss.401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any other distribution that is reasonably expected to total less than $200 during a year; and any hardship distribution described in
Section 401(h)(2)(B)(i)(IV) of the Code.

              (b) Eligible Retirement Plan. Effective for distributions made prior to January 1, 2002, an eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. Effective for distributions made after December 31, 2001, an eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b), or an eligible plan under Code Section 457(b) (maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state), where the plan sponsor agrees to accept the distributee's eligible rollover distribution and, in the case of a 457(b) plan or 403(b) annuity contract, also agrees to separately account for such transferred amounts; the definition of an eligible retirement plan shall also apply in the case of a eligible rollover distribution to a surviving spouse or to a spouse or former spouse who is an alternate payee, as defined in Code Section 414(p).

              (c) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code ss.414(p), are distributees, with regard to the interest of the Spouse or former Spouse.

              (d) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                  ARTICLE 9
                                DEATH BENEFITS
                                --------------

         9.1 Death After Start of Retirement Benefits. If the Member dies while receiving Retirement Benefits in the Installment form, those installment payments are to continue to be paid to his Beneficiary, in the manner and over the period which would have applied to the Member but for his death. However, the Beneficiary may elect at any time to receive the entire balance of the Member's Distributable Amount in the Lump Sum form, payable immediately, or to receive larger installment payments over a shorter period.

         9.2 Death Before Start of Retirement Payments.

              (a) Payments to Designated Beneficiary. If the Member dies before he begins to receive Retirement Benefits, then, by December 31st of the calendar year following the year of the Member's death, the Beneficiary may elect to receive the entire Distributable Amount in one of the methods described in this Section. The Beneficiary's election must be in made in accordance with procedures established by the Administrator within that election period. If the Beneficiary is the Member's Spouse, the Spouse may extend the election period, but not beyond the Spouse's "Required Payment Date." The Spouse's "Required Payment Date" is the later of December 31st of the year following the calendar year of the Member's death or December 31st of the calendar year in which the Member would have reached age 70 1/2 . If the Beneficiary fails to file a valid election within the election period, then the death benefits will automatically be paid under the Lump Sum form.

                  (i) Lump Sum. Any Beneficiary may elect to receive the death benefits in the Lump Sum form at any Payment Date occurring on or before the December 31st of the calendar year which contains the 5th anniversary of the date of the Member's death, or, if the Member's Spouse is the Beneficiary, no later than the Spouse's Required Payment Date. If no Payment Date is elected by the Beneficiary, then the Payment Date will be as soon as administratively feasible after the end of the election period.

                  (ii) Installments. Any Beneficiary may elect to receive the death benefits in the Installment form for a period not extending beyond the Beneficiary's life expectancy and provided that those payments begin within 1 year of the Member's death or, if the Member's Spouse is the Beneficiary, by no later than the Spouse's Required Payment Date. Notwithstanding the foregoing or any other Plan provision to the contrary, no installment option will be available to the Beneficiary of any Member whose Hire Date occurred on or after November 1, 1991.

              (b) Payments Where No Designated Beneficiary. Notwithstanding anything in this Plan to the contrary, if the Member dies before beginning to receive Retirement Benefits and, pursuant to Section 9.7(c), his Beneficiary is his estate (because the Spouse's Death Benefit does not apply and either the Member failed to make a valid designation or his designated Beneficiary predeceased him), then the Member's Distributable Amount is to be paid to the Member's estate in one Lump Sum payment within 1 year after the Member's death.

         9.3 Member's Right to Restrict Beneficiary's Election.
Notwithstanding any other Plan provision, the Member may restrict or eliminate (by an express statement to that effect made as a part of the Member's Beneficiary designation) any one or more of the payment methods otherwise available to the Beneficiary under this Article.

         9.4 Distributions After Beneficiary's Death. If the Beneficiary dies after the Member's death but before receiving the entire death benefits available under this Article, then the undistributed balance of those benefits is to be distributed to the Successor Beneficiary in the following manner:

                  (i) Non-Spouse Beneficiary. If the deceased Beneficiary is someone other than the Member's Spouse, the death benefits unpaid at the deceased Beneficiary's death are to continue to be paid to the Successor Beneficiary at the times and in the amounts that would have applied to the deceased Beneficiary but for his death.

                  (ii) Spouse. If the deceased Beneficiary is the Member's Spouse, the death benefits unpaid at the Spouse's death are to be paid under the terms of this Article applied as if the deceased Spouse were the Member.

For the purposes of this Section, the term "Successor Beneficiary" means the person (determined at the deceased Beneficiary's death) who would have been the Member's Beneficiary under Section 9.7, if the Member had died immediately after the deceased Beneficiary's death. Notwithstanding any conflicting Plan provision, no death benefits under this Plan are payable to anyone after the Beneficiary's death to the extent that all death benefit payments were made during the Beneficiary's life.

         9.5 Cash-Outs. Notwithstanding any Plan provision to the contrary, the Administrator shall make a Cash-Out Payment to the Beneficiary after the Member's Death if the Plan Account is less than or equal to $5,000.

         9.6 Spouse's Death Benefit.

              (a) In General. When the "Spouse's Death Benefit" applies, as described in this Section 9.6, it supersedes the Member's Beneficiary designation and any other conflicting Plan provisions. The Spouse's Death Benefit automatically applies at the Member's death except in any of the following cases:

                  (i) if the Member is not legally married at his death or his Spouse does not survive him;

                  (ii) if the Member validly waived the Spouse's Death Benefit by designating someone other than his Spouse as his Beneficiary and his Spouse consented to that designation;

                  (iii) if the Member's entire Distributable Amount was paid to him before his death; or

                  (iv) if the Member dies while receiving Retirement Benefits under an Installment Payment Form.

When the Spouse's Death Benefit applies, the Member's surviving Spouse is automatically designated as his sole Beneficiary and entitled to receive all death benefits payable with respect to the Member pursuant to Section 9.2.

              (b) Waiver of Spouse's Death Benefit. The Spouse's Death Benefit may be waived by the Member at any time. To be effective, the Member's waiver must: (i) be in writing, signed by the Member; (ii) be filed with the Administrator (at a time when his waiver of the Spouse's Death Benefit is permitted); (iii) designate a specific Beneficiary or Beneficiaries, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without further spousal consent (unless the Spouse expressly permits future designations by the Member without further consent); and (iv) be accompanied by his Spouse's consent to that waiver. The Spouse's consent must comply with Section 9.8 and acknowledge both the Spouse's consent to, and the effect of the Member's waiver under this Section. The Member's waiver may be revoked and new waivers may be filed without limit prior to the Payment Date.

              (c) Notice to Members. The Administrator is to provide each Member a written explanation of: (i) the terms and conditions of the Spouse's Death Benefit; (ii) the Member's right to waive the Spouse's Death Benefit and the effect of that waiver; (iii) the Spouse's rights with respect to the Spouse's Death Benefit; and (iv) the Member's right to revoke any previous waiver of the Spouse's Death Benefit and the effect of that revocation. That notice is to be provided no later than one year after the Member's enrollment. For any Member whose Termination Date occurs before he receives notice under the foregoing provisions, the notice is to be given no later than one year after his Termination Date.

          9.7 Death Beneficiary.

              (a) Each Member may designate the person(s) to receive any death benefits provided under this Plan at his death, except where the Spouse's Death Benefit applies. A Member's Beneficiary designation must be in writing, signed by the Member, and will be effective when delivered to the Administrator. A Member may change his designation by properly filing a new Beneficiary designation with the Administrator in the same manner; that new designation revokes all prior Beneficiary designations filed by the Member. The Member's designation of any person as his Beneficiary does not give that person any rights or interest under this Plan prior to the Member's death. Except to the extent expressly provided in the Member's written designation, if two or more persons are designated as a Member's Beneficiaries, those who survive the Member will share the death benefit equally, per capita, and not per stirpes.

              (b) Notwithstanding any conflicting Plan provision, when the Spouse's Death Benefit applies, it supersedes any Beneficiary designation made by the Member.

              (c) If a Member fails to designate validly a Beneficiary or if no designated Beneficiary survives the Member, his death benefit shall be paid to his estate. The Administrator shall decide what Beneficiaries, if any, have been validly designated and its decision shall be binding and conclusive on all persons.

              (d) Any trust or other entity which is not a natural person but which is designated as Beneficiary is deemed to be surviving at any time when that trust or other entity exists or would exist but for the lack of a corpus.

         9.8 Spouse's Consent to Certain Elections. Whenever the Spouse's consent is required under Article 8 or 9 to an election or waiver made by the Member, that consent must be in writing, signed by the Spouse witnessed by a Notary Public or an authorized Plan representative and filed with the Administrator. A consent that permits designations by the Member without any requirement of further consent by that Spouse must acknowledge that the spouse has a right to limit consent to a specific Beneficiary and a specific form of benefit where applicable and that the Spouse voluntarily elects to relinquish either or both of those rights. Only the Spouse who is married at the relevant Payment Date may give an effective consent under the Plan, except that the Member's former spouse must consent with respect to any portion of the Member's Plan Account that is subject to a Qualified Domestic Relations Order in that former Spouse's favor. The Administrator may waive the Spouse's consent required under any Plan provision if the Administrator determines, based on evidence satisfactory to it, that the Member has no Spouse, that the Spouse cannot be located or that other circumstances exist that prevent the Member from obtaining his Spouse's consent and that alleviate the need for the Spouse's consent under existing IRS guidelines.

         9.9 Plan Years Beginning On and After January 1, 2002:
Notwithstanding any other provision of the Plan to the contrary, with respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

                                  ARTICLE 10
                   OTHER PROVISIONS CONCERNING CONTRIBUTIONS
                   -----------------------------------------

         10.1 Limitations on Employer's Contributions. No Employer Contributions for any Plan Year may be made before that Plan Year starts. No Employer Contributions, other than Special Contributions, may be made to the extent those Contributions, when added to the Suspense Account's balance at that time plus all other Employer Contributions received year-to-date, would exceed the sum of the Maximum Annual Additions permitted for all Eligible Employees. To the extent that the Suspense Account's balance, by itself, exceeds the sum of the Maximum Annual Additions permitted for all Eligible Employees, then no further Employer Contributions may be accepted in the Fund and any balance remaining in the Suspense Account after the allocation of all Employer Contributions for that Year, is to remain in the Suspense Account pending its allocation in future Plan Years.

         10.2 Erroneous Contribution. At the Employer's request, an Employer Contribution made by a mistake of fact, or conditioned on the Plan's qualification or on the contribution's tax deductibility, shall be returned to the Employer within one year after that erroneous Contribution's payment, the denial of the Plan's qualification or the deduction's disallowance (to the extent disallowed), whichever applies. The portion of any Contribution to be returned under this Section must be reduced by its proportionate share of Fund losses and expenses, if any, but is not to be increased by any Fund income or gains, if any. For a return of Contributions due to the Plan's failure to qualify initially or after any amendment, the Employer must apply, within one year after the Plan's initial adoption or the amendment's adoption, as the case may be, for a determination letter from the Internal Revenue Service as to the Plan's qualification.

         10.3 Erroneous Allocations. If it is determined at any time that an error has been made in allocating contributions or other credits or debits among the Members' Accounts or by excluding any Eligible Employee, then the Administrator, in its sole discretion, shall determine the manner in which that error is to be corrected. Any Plan Account may be adjusted, if necessary, to correct the error.

         10.4 Limitation on Annual Additions.

              (a) Maximum Annual Additions. The total Annual Additions credited to any Member's Plan Account for any Limitation Year may not exceed the lesser of that Year's Dollar Limit or Percentage Limit. If the Member has any Annual Additions credited during the Limitation Year to other Defined Contribution Plans, then his Annual Additions under this Plan for that Year cannot exceed an amount that, when added to those Annual Additions under other Defined Contribution Plans, exceeds the lesser of that Year's Dollar Limit or Percentage Limit.

                  (i) "Annual Additions" means the sum of the following items credited to the Member for any Limitation Year:

              (1) Elective Contributions, Nonelective Contributions, and Matching Employer Contributions, but not Special Contributions;

              (2) forfeitures;

              (3) for Plan Years beginning on and after November 1, 1987, all after-tax Employee contributions;

              (4) for Plan Years beginning prior to November 1, 1987, the lesser of 1/2 of the Member's after-tax employee contributions or the excess of his total after-tax employee contributions over 6% of his Taxable Compensation for that Year;

              (5) amounts credited after 1985 to a separate post-retirement medical benefit account for any Member who is a Key-Employee (as defined in Code ss.419A(d)(3)) under a welfare benefit fund (as defined in Code ss.419(e)).

                  (ii) The term "Annual Additions" does not include investment earnings, rollover contributions qualifying under Code ss.402(c), transfers of the Member's interest from one plan to another, loan repayments by the Member or any other item not included as Annual Additions under Code ss.415(c)(2).

                  (iii) "Maximum Annual Additions" means the maximum contributions and other additions which may be credited to the Member's Plan Account for that Plan Year under the limits described in this Section.

                  (iv) "Dollar Limit" means, effective for Plan Years beginning before January 1, 2002, $30,000, automatically adjusted to reflect cost-of-living increases announced by the Internal Revenue Service under Code ss.415(d) as those increases become effective. Provided that for Limitation Years ending before January 1, 1983, the term "Dollar Limit" means the maximum amount described in Code ss.415(c)(1)(A) as in effect for that year, including cost-of-living adjustments announced by the Internal Revenue Service under Code ss.415(d). The Dollar Limit for Defined Contribution Plans is also deemed to be increased to the extent permitted under Code ss.415(c)(6) with respect to an employee stock ownership plan. Effective for Plan Years beginning on and after January 1, 2002, the figure "$40,000" shall be substituted for the figure "$30,000" in this definition above.

                  (v) "Limitation Year" means each twelve consecutive month period beginning on January 1st.

                  (vi) "Percentage Limit" means, effective for Plan Years beginning before January 1, 2002, 25% of compensation, as defined under Code
Section 415(c)(3), for the Limitation Year. Provided, that for Limitation Years ending before the Effective Date, the term "Percentage Limit" means the limit described under Code ss.415(c)(1)(B), as in effect for that year. Effective for Plan Years beginning on and after January 1, 2002, "100%" shall be substituted for the "25%" in this definition above.

              (b) Code Section 415(e) Effective for Limitation Years before January 1, 2000: Notwithstanding any provision of this Plan to the contrary, solely with respect to Limitation Years beginning before January 1, 2000, the benefit of any Member for any such Plan Year shall not exceed the combined plan limitation applicable under Section 415(e) of the Code.

         10.5 Avoidance of Excess Annual Additions. If the Administrator determines at any time that the Maximum Annual Additions limit has or would be exceeded for any Member for any Limitation Year, based on the Member's actual or estimated Taxable Compensation for that Year, then the following actions are to be applied immediately in the order listed below to the extent necessary to prevent the occurrence of Excess Annual Additions:

              (a) The Member's after-tax employee contributions under any Defined Contribution Plan maintained by the Employer or any Controlled Employer are to be reduced.

              (b) The Member's Elective Contributions under this Plan are to be reduced and the corresponding portion of the Member's Matching Contributions under this Plan are to be forfeited and credited to the Suspense Account to be used to reduce Employer Contributions required under the Plan for that Limitation Year and (if necessary) for future Limitation Years.

              (c) The Member's Nonelective Contributions under this Plan are to be forfeited and credited to the Suspense Account to be used to reduce Employer Contributions required under the Plan for that Limitation Year and (if necessary) for future Limitation Years.

              (d) The Member's Annual Additions under the Perry Distributors, Inc. Union Pension Plan are to be reduced.

              (e) The Member's Annual Additions under any other Defined Contribution Plan maintained by the Employer or any Controlled Employer are to be reduced unless that other plan expressly provides that the Annual Additions under this Plan are to be reduced before any reduction is made to the Annual Additions under that other plan.

                                  ARTICLE 11
                           THE FUND AND INVESTMENTS
                           ------------------------

         11.1 Definitions.

              (a) "Investment Adjustments" means credits or debits made to any Account to reflect its share of any change in the net worth of a fund in which it participates, as of any Valuation Date, including adjustments for earnings, realized and unrealized gains and losses, fees and expenses attributable to that fund.

              (b) "Valuation Date" means, as to the Fund, the General Fund and each Segregated Fund, the last day of each Plan Year and any interim dates as of which the Administrator may direct the Fund Fiduciary to determine the net worth of that Fund for the purpose of allocating among the Members' Plan Accounts and other Accounts any change which has occurred in that net worth since the last Valuation Date for that fund.

         11.2 General Fund. "General Fund" means the portion of the Fund consisting of all Plan assets and liabilities which have not been separated for investment purposes into a Segregated Fund. All assets held in the Fund will be invested together, as one fund known as the "General Fund," except for any assets which may be segregated for investment purposes and invested in a Segregated Fund.

         11.3 Segregated Funds.

              (a) In General. "Segregated Fund" means a group of assets which have been segregated from the General Fund for separate investment as a common fund for a specific purpose under this Plan. Segregated Funds may be established under other Plan provisions. The Administrator may also establish any other Segregated Funds from time to time for any purpose it deems desirable or appropriate under this Plan, provided that participation in each fund is made available on a non-discriminatory basis to all Members (and Beneficiaries) who are similarly situated. The Administrator may establish and enforce any rules it deems necessary or appropriate for the convenient administration of the Segregated Funds and of the Plan generally. Each Segregated Fund is to be charged with all fees and expenses directly attributable to that Fund, as well as any portion of the general fees and expenses of the Plan that the Administrator determines to be equitable.

              (b) Specific Segregated Funds. The following Segregated Funds will be established for investment purposes under this Plan:

                  (i) Separate Investment Funds. The Administrator may direct the Fund Fiduciary from time to time to establish one or more Segregated Funds, to be known as Separate Investment Funds, with defined investment objectives. The Member's Plan Account is to be invested among the General Fund and any Separate Investment Funds made available from time to time in the proportions which each Member directs, according to the procedures described below.

                  (ii) Member Investment Designations. Each Member may individually designate the proportion of his Plan Account which is to be invested in the General Fund, if applicable, and each of the Segregated Funds by making a valid investment election (in the manner prescribed by the Administrator) with the Administrator before an Election Date. Election Dates occur at the beginning of each quarter of the Plan Year, that is each November, February, May and August 1st. His election will be implemented as soon as administratively feasible following the Election Date before which the investment election is made. A Member's investment election must designate the percentage of his total Plan Account which is to be invested in any of the available Funds in such increments and at such times as the Administrator may specify. Any portion of the Member's Plan Account which is not subject to a valid investment election will be invested by the Fund Fiduciary, at the Administrator's direction, in the way deemed most likely by the Administrator to guard against loss of principal.

         11.4 Valuation of Fund. The Fund's net worth at any Valuation Date is to be based on the fair market value of the Plan assets and liabilities at that Valuation Date and determined in accordance with the Fund Document. As of each Valuation Date, each Member's Plan Account (and the respective sub-accounts) is to be charged or credited with its proportionate share of Investment Adjustments for any funds in which it participates, payments, withdrawals and contributions, in the following order:

              (a) All payments, withdrawals and forfeitures are to be deducted from, and all Special Contributions and Elective Employer Contributions are to be credited to, the appropriate Plan Accounts;

              (b) The Investment Adjustments for each fund are to be allocated among the Accounts (other than the Suspense Account) in the proportion which each Account's investment in that fund bears to the total investment in that fund by all Accounts. An Account's investment in a fund equals its credit in that fund immediately after the preceding Valuation Date and after the adjustments described in paragraph (1) have been made;

              (c) All transfers between funds and all credits and charges applicable to the Suspense Account are to be made; and

              (d) The allocation of the Matching Contributions and Nonelective Contributions are to be made, if appropriate.

Notwithstanding the preceding provisions, the Administrator may alter the valuation procedures, in its discretion, in any manner it deems necessary or desirable to achieve an equitable allocation among the Accounts.

         11.5 Insurance Policies. The purchase of individual insurance contracts is not permitted under this Plan.

         11.6 Member Loans. Loans to Members from the Fund are not permitted.

                                  ARTICLE 12
                              PLAN ADMINISTRATION
                              -------------------

         12.1 Administrator's Appointment. The Sponsor may appoint one or more persons to serve as Administrator at its pleasure from time to time. Persons appointed as Administrator may include Employees, Members, or the Fund Fiduciary. During any period when no person is currently serving as Administrator, the Sponsor is charged with the Administrator's duties. The Administrator is a Named Fiduciary within the meaning of ERISA ss.402. Where two or more persons are concurrently serving as Administrator, they are jointly responsible for all of the Administrator's duties, except to the extent specific duties may have been allocated between them pursuant to
Section 12.8.

         12.2 Administrator's Resignation or Removal. A person serving as Administrator may resign at any time by giving advance written notice to the Sponsor. The Sponsor may, in its discretion, remove any person serving as Administrator, with or without cause, by giving that person advance written notice of his removal. Any individual who was an Employee when appointed as Administrator is automatically removed at his Termination Date, without the necessity of any notice, unless his continued appointment is expressly requested by the Sponsor. Any successor Administrator succeeds to all rights and duties of his predecessor. The Sponsor is to notify the Fund Fiduciary of all appointments, resignations or removals of Administrators.

         12.3 Administrator's Powers and Duties. Subject to Section 12.4, the Administrator shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out the provisions of the Plan and the authority to enforce the terms of the Plan for and on behalf of any and all interested therein. The Administrator's determinations on all Plan matters over which it has powers and responsibility shall be final and conclusive and binding on all persons having an interest in the Plan. Without limiting the generality of the foregoing, the Administrator shall have the following powers and duties, such powers and duties to be exercised in the Administrator's absolute discretion:

              (a) to adopt and enforce any rules, regulations and procedures it deems desirable for efficient Plan administration as long as those rules, regulations and procedures apply uniformly to all persons in similar circumstances;

              (b) to determine all questions arising in the Plan's administration, interpretation and application, including questions about the status and rights of Employees, Members, Beneficiaries and any other persons;

              (c) to determine all questions relating to the eligibility of Employees to participate or remain a Member hereunder and to receive benefits under the Plan;

              (d) to decide any dispute arising under the Plan, but no Administrator may participate in any matter involving any questions relating solely to his own participation or benefits under this Plan;

              (e) to advise the Sponsor about the known future need for funds to be available for distribution in order that the Fund investments may be established accordingly;

              (f) to correct defects, supply omissions, and reconcile inconsistencies to the extent necessary to effectuate the Plan;

              (g) to advise the Sponsor of the maximum deductible contribution to the Plan for each fiscal year;

              (h) to direct the Fund Fiduciary concerning all payments which are to be made out of the Fund pursuant to the Plan's provisions;

              (i) to maintain all bookkeeping accounts necessary under the Plan for keeping track of each Member's interest in the Plan, including the source of all contributions, his vested interest, and applicable Investment Adjustments, except to the extent that the Fund Fiduciary has, by written agreement with the Sponsor, assumed responsibility for maintaining any part or all of the Member Accounts;

              (j) to confer with the Fund Fiduciary and the Sponsor on the settling of any claims against the Fund;

              (k) to make recommendations to the Sponsor concerning proposed amendments to the Plan Document and the Fund Document;

              (l) to file all reports with government agencies, Members, and other parties as may be required by law, whether such reports are initially the obligation of the Sponsor, an Employer or the Plan;

              (m) to maintain all records necessary to determine the rights and interests of any Employee under this Plan, including his eligibility, Membership status, Service Credits and Beneficiaries;

              (n) to arrange for the proper withholding of income taxes on all Plan payments; and

              (o) to have all other powers necessary or desirable to discharge its duties as Administrator.

Whenever under the Plan provisions discretion is granted to the Administrator which may affect the benefits, rights and privileges of Members, Beneficiaries or other persons affected by this Plan, that discretion is to be exercised uniformly so that all persons similarly situated are similarly treated.

         12.4 Limitations on Administrator's Powers and Responsibilities. The Administrator is not responsible nor empowered to act with respect to any of the following matters, unless responsibility for a particular matter has been delegated to the Administrator under Section 14.2(b):

              (a) any matters reserved to the Sponsor or Employers under
Article 14;

              (b) the selection, direction or review of any Fund investments or the advisability or legal sufficiency of the Fund Document;

              (c) the administration of the Fund Document; or

              (d) the resolution of any question or dispute concerning the interpretation of the Fund Document or the Fund Fiduciary's rights and duties.

         12.5 Action by the Administrator. If more than one person is appointed to act as Administrator, they may elect a Chairman and Secretary and adopt rules for the conduct of their business. A majority of the persons then serving constitutes a quorum for the transaction of business. All action taken by the Administrator is to be by vote of a majority of those present at such meeting and entitled to vote, or without a meeting upon written consent signed by at least a majority of the Administrators. All documents are to be executed on the Administrator's behalf by either the Chairman or the Secretary, if any, except that any person appointed as Administrator has the power to execute all documents necessary or required by an insurer in connection with the application for insurance policies, and the act of that Administrator is binding on all Administrators to the same extent as though that instrument had been executed by the Chairman or the Secretary.

         12.6 Participation by Administrators. No Administrator shall be precluded from becoming a Plan Member, if he would be otherwise eligible, but he may not vote or act upon matters relating specifically to his own participation under the Plan, except when such matters relate to benefits generally. If this disqualification results in the lack of a quorum, then the Sponsor shall appoint a sufficient number of temporary Administrators to serve for the sole purpose of determining that question.

         12.7 Agents. The Administrator may employ agents and provide for such clerical, legal, actuarial, accounting, medical, advisory or other services as it may require to perform its duties under this Plan. The cost of those services and all other expenses incurred by the Administrator in connection with the Plan's administration are to be charged against the Fund, unless paid by the Employers.

         12.8 Allocation of Duties. The Administrator's duties, powers and responsibilities may be allocated among its members so long as that allocation is pursuant to written procedures adopted by the Administrator, in which case, except as may be required by ERISA, no Administrator shall have any liability with respect to any duties, powers or responsibilities not allocated to him, or for the acts or omissions of any other Administrator.

         12.9 Delegation of Duties. The Administrator may delegate any of its duties to Employees, to the Fund Fiduciary with its consent, or to any other person or firm, provided that the Administrator prudently chooses those agents and relies in good faith on their actions.

         12.10 Administrator's Action Conclusive. Any action on matters within the Administrator's discretion shall be final and conclusive except as provided in Article 13.

         12.11 Administrator's Compensation. No Administrator who is receiving compensation from the Employer or a Related Company as a full-time Employee is entitled to receive any compensation or fee for his services under this Plan. Any other Administrator is entitled to receive any reasonable compensation for his services as an Administrator as may be mutually agreed upon between the Sponsor and that Administrator. Any such compensation is to be paid from the Fund, unless paid by the Employers. Each Administrator is entitled to reimbursement for any reasonable and necessary expenditures incurred in the discharge of his duties.

         12.12 Records and Reports. The Administrator shall maintain adequate records of its actions and proceedings in administering this Plan and shall file all reports and take all other actions as it deems appropriate in order to comply with ERISA and the Code.

         12.13 Reports Open to Members. The Administrator is to keep on file all annual reports of the Fund received by the Administrator from the Fund Fiduciary, and a statement of each Member's interest in the Fund as from time to time determined. The Fund annual reports and the statement of his own interest in the Fund, as well as a complete copy of the Plan Document and the Fund Document, and copies of annual reports to the Labor Department, are to be made available by the Administrator to the Employers for examination by each Member during reasonable hours at the office of the Employer, but the statement of a Member's interest shall not be made available for examination by any other Member.

         12.14 Standard of Care. The Administrator shall use ordinary care and diligence in the performance of its duties under this Plan. Nothing in this Plan shall preclude the Employers from indemnifying the Administrator for all actions under this Plan, or from purchasing liability insurance to protect it with respect to its duties under this Plan.

         12.15 Information from the Employer. The Administrator is entitled to rely on the accuracy and completeness of all information furnished by the Employers, unless it knows or should have known that such information is erroneous.

         12.16 Liability and Indemnification.

              (a) The Administrator is to perform all duties required of it under this Plan in a prudent manner. To the extent not prohibited by ERISA, the Administrator shall not be responsible in any way for any action or omission of the Sponsor, an Employer, the Fund Fiduciary, or any other fiduciaries, in the performance of their duties and obligations as set forth in this Plan and in the Fund Document. To the extent not prohibited by ERISA, the Administrator shall also not be responsible for any act or omission of any of its agents.

              (b) The Administrator shall not be relieved from responsibility or liability for any responsibility, obligation or duty imposed upon it under this Plan or under ERISA. Except for its own gross negligence, willful misconduct or willful breach of this Plan, the Administrator shall be indemnified and held harmless by the Employers against liability or losses occurring by reason of any act or omission of the Administrator to the extent that such indemnification does not violate ERISA or any other federal or state laws.

         12.17 Correction of Administrative Errors: The Administrator shall take such steps as it considers necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. Such steps may include, but shall not be limited to, taking any action required under any employee plans compliance resolution system of the Internal Revenue Service, any fiduciary correction program of the Department of Labor, or any similar program of any governmental agency and reallocation of Plan assets.

         12.18 Erroneous Payments: In the event that a Member, Beneficiary or "alternate payee" under a qualified domestic relations order receives a distribution under this Plan in excess of the amount, if any, to which he is entitled, by reason of a calculation error or otherwise, the Administrator, in its sole and absolute discretion, may adjust future benefit payments to the Member, Beneficiary or alternate payee to the extent necessary to recoup the amount which the Member, Beneficiary or alternate payee received which was in excess of the amount to which he was entitled under the terms of this Plan. If the Administrator determines, in its sole and absolute discretion, that it is not feasible or desirable to adjust future benefit payments to the Member, Beneficiary or alternate payee, the Administrator may require the Member, Beneficiary or alternate payee to repay to the Plan the amount which is in excess of the amount to which he is entitled under the terms of this Plan. All amounts received by a Member, Beneficiary or alternate payee under this Plan shall be deemed to be paid subject to this condition. The determinations of the Administrator made pursuant to this Section shall be final, conclusive and binding on all parties, subject to any applicable claims procedure, and shall not be overturned unless such determinations are arbitrary and capricious.

                                  ARTICLE 13
                               CLAIMS PROCEDURE
                               ----------------

         13.1 Claims for Benefits. Any claim for benefits under this Plan by a Member, Beneficiary or any other person shall be made in writing and mailed, postage-prepaid, to the Administrator, or made and delivered by such other means as the Administrator provides in procedures for claims in general. The claims procedure shall comply with ERISA regulation ss.2560.503-1.

         13.2 Notice of Denial. Whether or not a claim for payments has been made under Section 13.1, if a person is denied any benefits under this Plan, either in total or in an amount less than the full benefit he would normally be entitled to, the Administrator shall advise the claimant in writing of the amount of his benefit, if any, and the specific reasons for the denial. The Administrator shall also furnish the claimant at that time with a written notice containing:

              (a) A specific reference to pertinent Plan provisions;

              (b) A description of any additional material or information necessary for the claimant to perfect his claim, if possible, and an explanation of why that material or information is needed;

              (c) An explanation of the Plan's claim review procedure described in the following Sections of this Article.

         13.3 Right to Reconsideration. Within sixty (60) days of receipt of the information described in Section 14.2, the claimant shall, if he desires further review, file a written request for reconsideration with the Administrator.

         13.4 Review of Documents. So long as the claimant's request for review is pending (including the sixty (60) day period in Section 13.3), the claimant or his duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Administrator.

         13.5 Decision by Administrator. A final and binding decision shall be made by the Administrator within sixty (60) days of the riling by the claimant of his request for reconsideration, provided, however, that if the Administrator, in its discretion, feels that a hearing with the claimant or his representative present is necessary or desirable, this period shall be extended an additional sixty (60) days.

         13.6 Notice by Administrator. The Administrator's decision shall be conveyed to the claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.

                                  ARTICLE 14
                  PROVISIONS CONCERNING SPONSOR AND EMPLOYERS
                  -------------------------------------------

         14.1 Single Plan. Even though there may be more than one Employer, the Plan is to be considered a single plan and the Fund's assets are available to satisfy benefits and other Plan liabilities attributable to the Employees of any Employer.

         14.2 Powers Reserved to Sponsor.

              (a) The Sponsor is the "Plan Sponsor" within the meaning of ERISA ss.3(16)(B). Notwithstanding any conflicting Plan provision, the following powers and responsibilities are reserved or limited exclusively to the Sponsor:

                  (i) To select, appoint, direct and remove all "named fiduciaries" (within the meaning of ERISA ss.402(a)(2)) for this Plan, including but not limited to Fund Fiduciaries, plan administrators, and investment managers or advisors;

                  (ii) To amend or terminate this Plan and the Fund, and to direct the disposition of all Plan assets at termination;

                  (iii) To approve the adoption of, and continued participation in this Plan by any other Employer for the benefit of that Employer's Employees, upon such terms as the Sponsor may require from time to time; and

                  (iv) To approve any merger, consolidation or transfer in whole or in part of the assets and liabilities of the Fund pursuant to Section 15.3.

              (b) All rights and powers reserved to the Sponsor under the Plan (or indirectly by law) shall be exercised by the Sponsor's Board and evidenced by a written resolution, except to the extent that any of those rights or powers may be allocated among that Board's members or delegated to others under this paragraph. All such rights and powers reserved to the Sponsor may be allocated or delegated by the Board, except the power to terminate this Plan with respect to all Employers and the power to approve any merger, consolidation or transfer of Fund assets. Any such allocation or delegation by the Sponsor's Board is to be evidenced by written resolution. No member of the Sponsor's Board shall have any liability with respect to any duties, powers or responsibilities allocated or delegated by that Board under this Section, except those allocated to him.

              (c) All of the rights and obligations granted or imposed on the Sponsor, as such, by this Plan, may be transferred and assumed by any other Employer as a successor Sponsor by written agreement between the Employer which is then acting as Sponsor and that successor Sponsor. Upon the Sponsor's dissolution, liquidation, bankruptcy or insolvency, all the rights and obligations granted or imposed on the Sponsor, as such, by this Plan, may be assumed by any one of the other Employers by a written agreement to that effect executed by all of the remaining Employers.

         14.3 Power of the Sponsor to Name an Independent Fiduciary.

              (a) Notwithstanding anything in the Plan to the contrary, in addition to the powers and responsibilities set forth in Section 14.2 or otherwise in the Plan, the Sponsor shall be empowered to appoint and remove, without the consent of any other party, one or more individuals or entities to serve as independent named fiduciaries, within the meaning of Section 402(a) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") (each referred to as an "Independent Named Fiduciary"), as it deems necessary or advisable, in its sole discretion, and to delegate to such Independent Named Fiduciary full authority to control and manage the operation and administration of the Plan with respect to certain fiduciary matters, which prior to the appointment of the Independent Named Fiduciary were under the authority and control of another Plan fiduciary. The Sponsor may appoint an Independent Named Fiduciary at any time and for any reason, including, without limitation, with respect to matters where a Plan fiduciary may have an actual or potential conflict of interest. The appointment of an Independent Named Fiduciary shall be evidenced in writing (which may include a written agreement between the Sponsor, on behalf of the Plan, and the Independent Named Fiduciary), which writing shall, among other things, specifically identify the matter or matters with respect to which the Independent Named Fiduciary shall have complete discretionary authority and control on behalf of the Plan. The authority of the Independent Named Fiduciary to act on behalf of the Plan and the specific powers and responsibilities of the Independent Named Fiduciary, as set forth in such writing, shall be incorporated by reference in (and made part of) the Plan, as the stated authority, powers and duties of the Independent Named Fiduciary, without any further action by the Sponsor or any other party, and the Plan shall be deemed amended to the extent necessary to eliminate the authority, powers and/or duties previously delegated to any other Plan fiduciary to the extent they overlap with any of the authority, powers and/or duties delegated by the Sponsor to the Independent Named Fiduciary.

              (b) An Independent Named Fiduciary shall be a fiduciary as defined under Section 4(21) of ERISA and a Named Fiduciary under Section 12.1 of the Plan, and that Section shall be deemed amended as appropriate to reflect the foregoing.

         14.4 Joinder of Employers. The adoption of, and joinder in, this Plan by any Employer, other than the Sponsor, is subject to the Sponsor's express approval and is to be evidenced either by that Employer's execution of this Plan or by its execution of a separate written Adoption Agreement with the Sponsor. By adopting and joining in this Plan, the Employer agrees (i) to make all Employer contributions and pay all expenses incurred under the Plan with respect to its Employees; (ii) to maintain all personnel records necessary for the Plan's proper administration; (iii) to provide on a timely basis all notices, records and information required for Plan administration purposes; and (iv) to abide by the terms of the Plan and Fund Documents. Each Adoption Agreement with an Employer, along with any amendments made from time to time, is by this reference incorporated into and made a part of the Plan and, in the event of any conflict between the terms of that Adoption Agreement and other Plan terms, the Plan is to be controlling, except as provided in the next sentence. An Adoption Agreement may also contain special provisions concerning the eligibility, Service Credit, contributions and other aspects of Plan Membership which are to apply only to the Employees of the Employer executing that Agreement, in which case those special provisions are to supersede any conflicting Plan provisions.

         14.5 Separate Amendments by an Employer. By action of its Board and with the Sponsor's approval, any Employer may amend the Plan in any manner which affects the Plan's application only as to that Employer and its Employees, provided that the amendment would comply with Section 15.1, if made by the Sponsor. Any such amendment must be made in the form of an amendment to the Plan Document or that Employer's Adoption Agreement and executed by the appropriate officers of both the Sponsor and that Employer.

         14.6 Termination of Employer's Participation. An Employer will cease to qualify as an "Employer" (and its Employees will no longer be in Covered Service) when any of the following events occurs:

              (a) When the Sponsor, in its discretion, terminates that Employer's right to participate as an Employer under the plan, provided that the Sponsor must give written notice of that termination to the affected Employer at least 90 days prior to that termination's effective date;

              (b) Upon the Employer's consolidation, merger, reorganization or the sale of substantially all of its property, unless the successor entity resulting from that transaction either qualifies as a Related Company of the Sponsor or any other Employer (ignoring that entity's relationship with the Employer affected by the transaction) or contractually assumes (with the Sponsor's approval) that Employer's obligations under this Plan at the time the transaction occurs;

              (c) Upon the Employer's legal dissolution or liquidation (other than as part of its consolidation, merger or reorganization) or a judicial determination that it is bankrupt or insolvent; or

              (d) When that Employer's Board, by written resolution, terminates its continued participation in, and its further responsibilities as an Employer under this Plan, provided that the Employer gives the Sponsor written notice of that termination at least 30 days prior to that termination's effective date (unless that notice is waived by the Sponsor).

Upon termination of an Employer's participation under this Section, the Fund Fiduciary is to dispose of that portion of the Fund assets attributable to the Plan Accounts of the affected Members in the manner directed by the Sponsor, subject to Article 15 and Section 16.1.

                                  ARTICLE 15
                      AMENDMENTS, TERMINATION AND MERGER
                      ----------------------------------

         15.1 Amendments. The Sponsor reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate by it, to the extent permissible under law, to conform with governmental regulations or other policies, or modify or amend in whole or in part, any or all of the provisions of this Plan, provided:

              (a) that no such modification or amendment shall make it possible for any part of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Members or their Beneficiaries except to the extent provided in Section10.2;

              (b) that no amendment may reduce any Member's Plan Account balance at the amendment's adoption date or eliminate an optional Payment Form except to the extent otherwise permitted under Code ss.411(d)(6);

              (c) that no amendment may reduce the vested portion of a Member's Plan Account at the date the amendment is adopted;

              (d) that no amendment may directly or indirectly change the vesting schedule with respect to future Employer Contributions allocated to any Member unless each Member with three (3) or more years of Vesting Service credit is permitted to elect to have the vesting schedule which was in effect before the amendment used to determine the vested portion of his Plan Account at all future times; and

              (e) no amendment may increase the duties of the Fund Fiduciary without its consent.

Amendments may be made in the form of Board resolutions or separate written document. Copies of all amendments shall be delivered to the Fund Fiduciary, the Administrator and the Union.

         15.2 Consolidation, Merger or Other Transactions of Employer. Nothing in this Plan shall prevent an Employer's consolidation, merger, reorganization or liquidation or prevent the Employer's sale of any or all of its property; and any successor corporation or other entity formed and resulting from that transaction will succeed to that Employer's rights and obligations under the Plan, except as otherwise provided in Section 15.5.

         15.3 Consolidation, Merger or Transfer of the Fund. In the event of any merger or consolidation with, or transfer in whole or in part of the Fund's assets and liabilities to, another fund held under any other Tax-Qualified Plan maintained or to be established for the benefit of all or some of the Members, the Fund assets and liabilities applicable to such Members shall be transferred to the other fund only if:

              (a) each Member would receive a benefit under that successor fund immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (determined under Code ss.414(l) as if this Plan and such transferee fund had then terminated);

              (b) resolutions of the Sponsor's Board and of any new or successor employer of the affected Members, shall authorize such merger, consolidation or transfer of assets; and, in the case of the new or successor employer of the affected Members, its resolutions shall include an assumption of liabilities with respect to such Members' inclusion in the new employer's plan; and

              (c) that other plan is a Tax-Qualified Plan qualifying under Sections 401(a) or 403(a) of the Code. Notwithstanding any conflicting Plan provision, no transfer of assets may be made to this Plan from another plan that is subject to the qualified joint and survivor annuity rules and/or qualified preretirement survivor annuity requirements described in Code ss.ss. 401(a) (11) and 417.

         15.4 Voluntary Termination. Subject to the terms of the Union Contract, the Sponsor's Board reserves the right to terminate this Plan in its entirety at any time by giving to the Fund Fiduciary and the Administrator written notice of the proposed termination. The Plan shall terminate upon the date of receipt of that notice or the effective date of that notice and the Fund Fiduciary shall make payments to each Member or Beneficiary in accordance with Section 15.6.

         15.5 Partial Plan Termination or Permanent Cessation of Contributions. If a partial termination of the Plan is deemed to have occurred, or all Employer Contributions are completely discontinued, the Sponsor, in its discretion, shall decide whether to direct the Fund Fiduciary to make immediate distribution of the affected portion of the Fund to the affected Members or to make distribution in the circumstances and contingencies which would have controlled such distributions if there had been no partial termination or discontinuance of Employer Contributions, as provided in Section 15.6.

         15.6 Payments After Termination. If this Plan fully or partially terminates under Section 15.4 or 15.5, then the Fund Fiduciary is to continue holding the Fund and the Plan's assets are to be paid to the affected Members and Beneficiaries at the times and in the form described in Articles 7, 8 and
9. However, the Sponsor may direct at any time that the Fund (or the portion affected by that termination) be liquidated and disposed of in one or more of the following ways (as directed by the Sponsor):

              (a) All or a portion of the liquidated assets and associated liabilities may be transferred to another Tax-Qualified Plan pursuant to
Section 15.3 to be held for some or all of the affected Members and Beneficiaries;

              (b) All or a portion of the liquidated assets may be distributed immediately in lump sum payments to some or all of the affected Members and Beneficiaries, or to eligible retirement plans pursuant to Section 8.5, provided that the Sponsor does not establish or maintain another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code ss.4975(e)(7)).

                                  ARTICLE 16
                                 MISCELLANEOUS
                                 -------------

         16.1 No Diversion of Fund. It is the intention of the Employers that it shall be impossible for any part of the corpus or income of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Members or their Beneficiaries prior to the satisfaction of all liabilities under the Plan, except to the extent that a return of the Employer's contribution is permitted under Section 10.2.

         16.2 Liability Limited. Neither the Employers, the Administrator, the Fund Fiduciary nor any officers, directors, nor shareholders of any of them, shall have any liability or responsibility with respect to this Plan, except as expressly provided in the Plan.

         16.3 Incapacity. If the Administrator determines that any person entitled to receive any benefit under the Plan is a minor, or is physically or mentally incompetent, and that no guardian, committee or other representative of that person's estate has been appointed, the Administrator may direct the Fund Fiduciary to make that benefit payment to any other person who is then maintaining or has custody of the intended recipient, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of that other person shall be a valid and complete discharge for that benefit payment.

         16.4 Spendthrift Clause.

              (a) In General. Except as otherwise described in this Section, no amounts payable under the Plan shall be subject in any manner to anticipation, sale, transfer, assignment, pledge, encumbrance, charge or alienation. If the Administrator determines that any person entitled to any payments under this Plan has become insolvent or bankrupt or has attempted to anticipate, sell, transfer, assign, pledge, encumber, charge or otherwise in any manner alienate any amount payable to him under the Plan or that there is any danger of any levy or attachment or other court process or encumbrance on the part of any creditor of that person entitled to payments under the Plan, against any amounts payable to that person, the Administrator may, at any time, in its discretion, direct the Fund Fiduciary to withhold any or all payments to that person and apply the same for that person's benefit, in any manner and in any proportion as the Administrator may deem proper.

              (b) Qualified Domestic Relations Orders. Section 16.4(a) is not to apply to the creation, assignment or recognition of any right to payment from the Member's Plan Account in compliance with a "Qualified Domestic Relations Order", as defined in Code ss.414(p). Upon the Plan's receipt of any domestic relations order purporting to assign or attach part or all of a Member's Plan Account, the Administrator is promptly to send a copy of that order, along with a brief description of the Plan's procedures for determining whether that order is a Qualified Domestic Relations Order, to the Member and any other person affected by that order. At the same time, the Administrator is to segregate any amounts which the order assigns to someone other than the Member and which would otherwise be payable to the Member at any time during the 18-month period after the order is received by the Administrator into a separate Segregated Fund (a "Domestic Relations Account") until the Plan's review procedures are completed. The Domestic Relations Account is to be invested in any interest-bearing account which the Administrator selects. The following review procedures are then to apply:

                  (i) The order's receipt by the Administrator is to be treated as a claim for benefits under Section 13.1 and the Member and all other persons affected by that order are deemed to be claimants under Article
13. The Administrator is to make an initial determination as to whether the order is a Qualified Domestic Relations Order as soon as possible but within 90 days after the order's receipt;

                  (ii) Written notice of the Administrator's initial determination is to be promptly sent to all claimants in the form of a Notice of Denial as described under Section 13.2 (regardless of the Administrator's determination);

                  (iii) Any claimant may request a reconsideration of the Administrator's decision, pursuant to the procedures described in Sections 13.3, 13.4 and 13.5, provided that all claimants are entitled to copies of all written material submitted and may attend any hearings held in connection with the Administrator's reconsideration of the order's qualification;

                  (iv) A final decision is to be made by the Administrator as to whether the order is a Qualified Domestic Relations order by the date described in Section 13.5. If none of the claimants requests reconsideration under Section 13.3, the Administrator's initial determination will become final in 60 days after the Notice of Denial is given. In either case, notice of the Administrator's final decision is to be given promptly to all claimants in accordance with Section 13.6;

                  (v) If the Administrator determines that the order is a Qualified Domestic Relations Order, then all amounts segregated in the Domestic Relations Account (including interest) will be paid in compliance with the order and all future payments from the Member's Plan Account are to be made from the Plan in compliance with the order, notwithstanding any conflicting Plan provisions;

                  (vi) If the Administrator determines that the order is not a Qualified Domestic Relations Order, then all amounts segregated in the Domestic Relations Account will continue to be held in that Account until the date 18 months after the date the order was first received by the Plan, pending the order's modification. If the order is modified during that 18-month period and a request for reconsideration is made for that reason, then notice of that modification and the Administrator's decision as to its effect is to be given to all claimants and the procedures described in paragraphs (iii)-(vi) shall again apply;

                  (vii) If the Administrator has not determined that the order is a Qualified Domestic Relations Order by the date 18 months after the date the order was first received by the Administrator, then the Domestic Relations Account is to be terminated and the balance of that Account is to be paid to the Member.

              (c) Section 16.4(a) is not to apply with respect to judgments, orders, decrees issued and settlement agreements entered into on or after August 5, 1997, as described in Code Section 401(a)(13)(C), a Member's benefit may be reduced if a court order or requirement to pay arises from: (1) a judgment of conviction for a crime involving the Plan; (2) a civil judgment (or consent order or decree) that is entered by a court in an action brought in connection with a breach (or alleged breach) of fiduciary duty under ERISA; or (3) a settlement agreement entered into by the Member and either the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a breach of fiduciary duty under ERISA by a fiduciary or any other person. The court order, judgment, decree, or settlement agreement must specifically require that all or part of the amount to be paid to the Plan be offset against the Member's Plan benefits. If the survivor annuity requirements of Code Section 401(a)(11) apply with respect to distributions from the Plan to the Member and the Member has a spouse at the time at which the offset is to be made, such offset shall not be made unless the Plan complies with Code Section 401(a)(13)(C)(ii).

         16.5 Benefits Limited to Fund. Except as otherwise required by the Code, ERISA or the Union Contract, all Employer Contributions to the Fund shall be voluntary, and the Employer shall be under no legal liability to make any such contributions. The benefits of this Plan shall be only as can be provided by the Fund assets, and no liability for the payment of benefits under the Plan or for any loss of assets due to any action or inaction of the Fund Fiduciary shall be imposed upon the Employer.

         16.6 Cooperation of Parties. Any party claiming any interest under this Plan agrees to perform any acts and execute any documents which are necessary or desirable for carrying out any of this Plan's provisions.

         16.7 Payments Due Missing Persons. The Administrator shall make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any other Plan provision, if, after five (5) years from the date any benefit is payable, any person entitled to a Plan benefit has not been located, that person's rights under the Plan shall stand suspended. Before this provision becomes operative, the Administrator shall send a certified letter to that person at his last known address advising him of that suspension. The suspended amounts are to be held by the Fund Fiduciary for three (3) additional years (or a total of eight (8) years from the time the benefit first becomes payable) and thereafter those amounts shall be added to the Suspense Account for reallocation to current Participating Members. Provided, however, that if that person subsequently makes a valid claim with respect to those benefit amounts, and any earnings thereon, the Employer shall make a Special Contribution to the Plan for the year in which the claim for benefits shall be paid in an amount equal to the benefits paid or payable to that person; the Special Contribution shall be allocated directly to that person's Employer Account. The suspended amounts shall be handled in a manner consistent with regulations issued by the Internal Revenue Service and Department of Labor. No Special Contribution is required and no payment is due from this Plan to the extent that the person's benefit has been paid to someone else pursuant to the escheat laws of any jurisdiction.

         16.8 Nonguarantee of Employment. Nothing contained in this Plan shall be construed as an employment contract between the Employer and any Employee, or as a right of any Employee to be continued in Employment, or as a limitation of the Employer's right to discharge any Employee, with or without cause.

         16.9 Counsel. The Administrator may consult with legal counsel (who may be counsel for the Employer) with respect to the meaning or construction of this Plan, its respective obligations or duties hereunder or with respect to any action or proceeding or any question of law, and it shall be fully protected with respect to any action taken or omitted in good faith pursuant to that advice.

         16.10 Rules of Interpretation. The following rules are to apply when interpreting this Plan:

              (a) Plurals and Gender. In this Plan, the masculine gender includes the feminine and neuter genders, and the singular includes the plural, and vice versa, unless the context clearly indicates otherwise;

              (b) Headings. The headings and sub-headings in this Plan Document are inserted for reference only and are to be ignored in any construction of the Plan provisions. Any reference to "Article," "Section," "Subsection," "paragraph" and similar text divisions means the designated provisions within this Plan Document, unless expressly provided otherwise;

              (c) Compliance with Law. This Plan is intended to comply with all applicable laws and also to qualify under Code Sections 401 and 501 or 403(a), as in effect from time to time; it should be construed accordingly. Any Plan provision held to be illegal or void is not to affect any other Plan provisions, but will be fully severable; the Plan is to be interpreted as if any illegal or void provision were never included;

              (d) Governing Law. All questions about this Plan shall be determined under the laws of the State of Michigan, except to the extent superseded by federal law;

              (e) References to Governmental Regulations. Plan references to regulations issued by the Internal Revenue Service, the Department of Labor or any other governmental agency include all regulations, rulings, procedures, releases and other position statements issued by that agency;

              (f) Incorporation of Other Documents. References to the "Plan" include not only the terms of this Plan Document, but also the terms of the Fund Document, Adoption Agreements (if any) and rules adopted by the Administrator, as those documents and rules may be in effect from time to time and all of which are incorporated into this Plan by this reference. But, if there are any conflicts between this Plan Document and those other documents and/or rules, this Plan Document controls.

         16.11 Payment of Plan Expenses. All expenses of the Employer, the Administrator, and the Fund Fiduciary shall be paid from the Fund to the extent they constitute reasonable expenses of administering the Plan; provided that, the obligation of the Fund to pay these expenses shall cease to exist to the extent that these expenses are paid by the Employer. This provision shall be deemed a part of any contract to provide for expenses of Plan administration, whether or not the signatory to that contract is, as a matter of convenience, the Employer.

         16.12 Use of Electronic Media: Notwithstanding anything in the Plan to the contrary, any requirement for written notification, election or consent by the Employer, Administrator, a Member, a Beneficiary or alternate payee, as the case may be, under the Plan may be validly made by an electronic medium to the extent permitted under the Code and ERISA.

                                  SIGNATURES
                                  ----------

         IN WITNESS WHEREOF, the Sponsor has caused this Plan document to be executed by its duly authorized officer as of the 20th day of February, 2002.


PERRY DISTRIBUTORS, INC.


By:  /s/ Elliot Gerson
________________________
Senior Vice President